UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

QTS REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

March 18, 2016

Dear Stockholder:

You are cordially invited to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of QTS Realty Trust, Inc. to be held on Wednesday, May 4, 2016 at 9:00 a.m., Central Time. The Annual Meeting will be held at our corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213.

At the Annual Meeting, stockholders will be asked to (i) elect eight directors to our Board of Directors, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement (“Say-on-Pay”), (iii) consider and vote upon, on a non-binding advisory basis, whether the Say-on-Pay vote should occur every one, two or three years, (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, and (v) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The accompanying Notice of 2016 Annual Meeting of Stockholders describes these matters.

The Board of Directors appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by submitting your proxy. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so choose.

We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules, instead of mailing printed copies of those materials to each stockholder. Our proxy materials are available at www.proxyvote.com. We have sent to our stockholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

Sincerely,

Chad L. Williams
Chairman and Chief Executive Officer

QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 4, 2016

To the Stockholders of QTS Realty Trust, Inc.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of QTS Realty Trust, Inc., a Maryland corporation (the “Company”), will be held at the Company’s corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213 on Wednesday, May 4, 2016, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect eight directors to the Board of Directors to serve until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement (“Say-on-Pay”);
3.	To consider and vote upon, on a non-binding advisory basis, whether the Say-on-Pay vote should occur every one, two or three years;
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and
5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Company knows of no other matters to come before the Annual Meeting. Only holders of record of shares of the Company’s common stock at the close of business on March 9, 2016 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

Regardless of the number of shares of stock you hold, as a stockholder your role is very important, and the Board of Directors strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, the Company’s Proxy Statement and 2015 Annual Report to Stockholders are available online at www.proxyvote.com.

By Order of the Board of Directors,

Shirley E. Goza
Secretary and General Counsel

March 18, 2016
Overland Park, Kansas

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY INTERNET, BY TELEPHONE, OR BY MAIL BY COMPLETING, DATING AND SIGNING THE ACCOMPANYING PROXY CARD AND RETURNING IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

ii

QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement is furnished by the Board of Directors (the “Board”) of QTS Realty Trust, Inc. in connection with the Board’s solicitation of proxies for the 2016 Annual Meeting of Stockholders of QTS Realty Trust, Inc. (the “Annual Meeting”) to be held on Wednesday, May 4, 2016, at 9:00 a.m., Central Time, at our corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213, and at any adjournments or postponements thereof. This Proxy Statement first will be made available to stockholders on or about March 18, 2016. Unless the context requires otherwise, references in this Proxy Statement to “QTS,” “we,” “our,” “us” and the “Company” refer to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries.

Why didn’t I automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our stockholders that provides instructions on how to access our proxy materials on the Internet.

How can I receive electronic access to the proxy materials?

The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

In addition, stockholders may request to receive future proxy materials in printed form, by mail, or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•	Proposal 1 (Election of Directors): The election of the eight director nominees to the Board to serve until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;
•	Proposal 2 (Say-on-Pay): The approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement;
•	Proposal 3 (Say-on-Frequency): The vote, on a non-binding advisory basis, on whether the Say-on-Pay vote should occur every one, two or three years; and

•	Proposal 4 (Ratification of the appointment of Ernst & Young LLP): The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•	Proposal 1 (Election of Directors): “FOR” each of the Board’s nominees for election as directors;
•	Proposal 2 (Say-on-Pay): “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;
•	Proposal 3 (Say-on-Frequency): “FOR” the approval, on a non-binding advisory basis, of holding the Say-on-Pay vote on an annual basis; and
•	Proposal 4 (Ratification of the appointment of Ernst & Young LLP): “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

Who is entitled to vote at the Annual Meeting?

The close of business on March 9, 2016 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of our Class A common stock and Class B common stock (collectively, “common stock”) as of the close of business on the Record Date, or their duly appointed proxies, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and you must obtain a proxy from your brokerage firm, bank, broker-dealer, trustee or nominee, giving you the right to vote the shares at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 41,285,231 shares of Class A common stock and 133,000 shares of Class B common stock.

What are the voting rights of stockholders?

Each share of Class A common stock is entitled to one vote on each matter to be voted on. Each share of Class B common stock is entitled to 50 votes on each matter to be voted on. Class A common stockholders and Class B common stockholders vote together as one class. Votes may not be cumulated.

How do I vote?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by us. In that case, if you choose not to attend the Annual Meeting and vote in person, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a stockholder identification number provided in the Proxy Notice.
•	Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.
•	Vote by regular mail. If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you choose not to attend the Annual Meeting and vote in person, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Of course, you always may choose to attend the Annual Meeting and vote your shares in person. If you do attend the Annual Meeting and have already submitted a proxy, you may withdraw your proxy and vote in person.

How are proxy card votes counted?

Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not made, the proxy will be voted “FOR” each of the eight director nominees, “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, “FOR” approval, on a non-binding advisory basis, of holding the Say-on-Pay vote on an annual basis and “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and in such manner as the proxy holders named on the proxy (the “Proxy Agents”), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your shares of common stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our Class A common stock is traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold shares of our common stock for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on the proposal if it is considered a “routine” matter under the NYSE’s rules. On “non-routine” matters, nominees do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of directors and approval, on a non-binding advisory basis, of the Say-on-Pay and Say-on Frequency proposals each are “non-routine” matters, and brokerage firms may not vote on those matters without instructions from their clients, resulting in broker non-votes. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under NYSE’s rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the Annual Meeting have the following voting requirements:

•	Proposal 1 (Election of Directors): With respect to Proposal One, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. Pursuant to our bylaws, directors will be elected by a plurality of votes cast at the Annual Meeting, with each share being entitled to vote for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. Therefore, the eight director nominees receiving the highest number of “FOR” votes will be elected. There is no cumulative voting in the election of directors. For purposes of the election of directors, abstentions, votes marked “WITHHOLD” and other shares not voted (whether by broker non-votes or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
•	Proposal 2 (Say-on-Pay): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of the vote on Proposal Two, a majority of the votes cast means that the shares voted “FOR” the proposal must exceed the votes “AGAINST” the proposal, and therefore abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

•	Proposal 3 (Say-on-Frequency): You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on Proposal Three. Pursuant to our bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the frequency with which the Say-on-Pay vote will be held. In the event that no frequency option receives a majority of the votes cast, we will consider the frequency option receiving the most votes to be the option selected by the stockholders. For purposes of the vote on Proposal Three, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.
•	Proposal 4 (Ratification of the appointment of Ernst & Young LLP): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Four. Pursuant to our bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016. For purposes of the vote on Proposal Four, a majority of the votes cast means that the shares voted “FOR” the proposal must exceed the votes “AGAINST” the proposal, and therefore abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. However, abstentions will count toward the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

Holders representing a majority of all votes of our outstanding common stock entitled to be cast at the Annual Meeting must be present, in person or by proxy, for a quorum to exist. If the shares present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN,” or, with respect to the election of directors, “FOR” or “WITHHOLD,” or, with respect to the Say-on-Frequency vote, “1 YEAR”, “2 YEARS” “3 YEARS” or “ABSTAIN”, will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes also will be counted as present for purposes of determining the presence of a quorum.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Who can attend the Annual Meeting?

Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted at the Annual Meeting. For directions to the Annual Meeting, contact Investor Relations at (678) 835-4443 or ir@qtsdatacenters.com.

Will any other matters be voted on?

The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Can I change my vote after I have voted?

You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person. If your shares of common stock are held by a broker, bank or any other persons holding common stock on your behalf, you must contact that institution to revoke a previously authorized proxy.

The enclosed proxy for the Annual Meeting is being solicited by the Board. We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. In addition, we will, upon request, reimburse brokers, banks and other persons holding common stock on behalf of beneficial owners for the reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

Please call Stephen Douglas at (678) 835-4443 or email ir@qtsdatacenters.com if you have any questions in connection with voting your shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board has set the number of directors at eight. The eight individuals named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualify. Based on its review of the relationships between the director nominees and the Company, the Board has determined that all of our directors, other than Chad L. Williams, are independent under applicable SEC and NYSE rules.

The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the Proxy Agents will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that a director candidate must possess. In addition, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Committee when evaluating a particular candidate. See “Corporate Governance and Board Matters — Director Nominee Selection Process.”

Nominees for Election as Directors

The table below sets forth the names and ages of each of the individuals nominated for election at the Annual Meeting, as well as the positions and offices with us currently held by these individuals.

Name	Position With the Company	Age as of the Annual Meeting
Chad L. Williams	Director, Chairman and Chief Executive Officer	45
John W. Barter	Director	69
William O. Grabe	Director	78
Catherine R. Kinney	Director	64
Peter A. Marino	Director	74
Scott D. Miller	Director	63
Philip P. Trahanas	Director	45
Stephen E. Westhead	Director	52

Set forth below is certain biographical information of our director nominees.

Chad L. Williams has been our Chairman and Chief Executive Officer since May 2013 and was the Chairman and Chief Executive Officer of our predecessor from 2003 until our initial public offering in October 2013. Mr. Williams has more than 25 years of experience in the management and development of various private companies and more than 15 years of experience in the ownership, management and development of commercial real estate, the last 10 of which have been focused on data center properties. In his role as Chief Executive Officer, Mr. Williams has been directly involved in every aspect of our business, from strategic acquisitions and financing, to site selection, design, development and construction and customer management. Mr. Williams currently serves on the board of directors for the U.S. Dream Academy, an organization that focuses on intervening in the lives of children of incarcerated parents. Its mission is to empower these at-risk children to maximize their potential by providing them with academic, social and values-enrichment through supportive mentoring and the use of technology.

Our Board determined that Mr. Williams should serve on our Board based on the perspective and experience he brings as our founder and Chief Executive Officer, his experience as a successful business leader and entrepreneur and his in-depth knowledge of the Company and the real estate industry.

John W. Barter has been our director since August 2013 and was a director of our predecessor from 2010 until our initial public offering in October 2013. Mr. Barter serves as the chair of the Audit Committee. Mr. Barter has more than 25 years of experience in financial management, mergers and acquisitions, executive management and planning and analysis. Mr. Barter served as the Chief Operating Officer of Spring Hill

College from November 2013 until June 2015. Mr. Barter was the chief financial officer of Kestral Solutions, Inc., a technology company, from 2000 to 2001. Prior to this, Mr. Barter held various positions with AlliedSignal, Inc., now called Honeywell International, Inc. (NYSE: HON), a technology company, for most of the time between 1973 to 1997, and was an executive vice president and president of AlliedSignal Automotive from 1994 to 1997 and chief financial officer from 1988 to 1994. He currently serves on the board of directors of Dice Holdings, Inc. (NYSE: DHX), and previously served on the boards of directors of Lenovo Group Limited, a personal technology company (HKSE: 992), from 2005 until 2010, SRA International from 2003 until 2011 and Genpact Ltd. (NYSE: G) from 2005 to 2014. Mr. Barter earned a Bachelor of Science degree in physics from Spring Hill College and a Master of Business Administration in finance from Tulane University.

Our Board determined that Mr. Barter should serve on our Board based on his financial acumen and management experience.

William O. Grabe has been our director since August 2013 and was a director of our predecessor from 2009 until our initial public offering in October 2013. Mr. Grabe serves as the chair of our compensation committee. Mr. Grabe has over 40 years of experience in investment management and corporate operations. Mr. Grabe is an advisory director of General Atlantic LLC, a global investment firm, and was a managing director at General Atlantic LLC from 1992 to 2010. Prior to joining General Atlantic LLC, Mr. Grabe held executive positions in sales, marketing and operations at IBM Corporation and was the general manager for the Marketing and Services Group from 1988 to 1992. Mr. Grabe currently serves on the boards of directors of Lenovo Group Limited, a personal technology company (SEHK: 992), Covisint Corporation, a software company (NASDAQ: COVS), SB Holdings International, Inc., a software company, and Gartner, Inc., a technology research company (NYSE: IT). He previously served on the board of directors of Compuware Corporation, a software company (NASDAQ: CPWR), from 1992 to 2014, Infotech Enterprises Limited (BSE: 532175; NSE: INFOTECENT) from 2007 to 2010 and iGATE Computer Systems Limited (f/k/a Patni Computer Systems Limited, NYSE: PTI) from 2002 to 2011 and the board of directors of several other public and private global technology companies. Mr. Grabe earned a Master of Business Administration from the UCLA Graduate School of Business and a Bachelor of Science degree in engineering from New York University.

Our Board determined that Mr. Grabe should serve on our Board based on his business experience in sales and operations, his experience as a director of other public companies in the technology sector and his investment management experience.

Catherine R. Kinney has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Ms. Kinney serves as the chair of our Nominating and Corporate Governance Committee. Ms. Kinney has 35 years of experience in securities regulation and management. Based in Paris, France, from 2007 to 2009, Ms. Kinney served as the group executive vice president and head of global listing, marketing and branding at NYSE Euronext (NYSE: NYX), a company that operates multiple securities exchanges. From 1974 to 2008, Ms. Kinney held various positions with the New York Stock Exchange, Inc., a U.S.-based securities exchange and predecessor of the NYSE Euronext, and was its president and co-chief operating officer from 2002 to 2008. Ms. Kinney currently serves on the boards of directors of MetLife, Inc. (NYSE: MET), NetSuite, Inc. (NYSE: N) and MSCI Inc. (NYSE: MSCI). Ms. Kinney earned a Bachelor of Arts degree from Iona College and completed the Advanced Management Program at Harvard Business School. Ms. Kinney also has received honorary degrees from Georgetown University, Fordham University and Rosemont College.

Our Board determined that Ms. Kinney should serve on our Board based on her extensive leadership, management and corporate governance experience and experience as a director of other public companies.

Peter A. Marino has been our director since August 2013 and was a director of our predecessor from 2012 until our initial public offering in October 2013. Mr. Marino has over 25 years of executive experience. Mr. Marino has been a private consultant for government and industry on defense and intelligence issues since 1999. From 1996 to 1999, Mr. Marino was the president and chief executive officer of Firearms Training Systems, Inc., a provider of software and hardware simulation training systems for military, law enforcement and security forces. From 1991 to 1996, Mr. Marino served as senior vice president of E-Systems Corporation, a computing and software company which was acquired by Raytheon (NYSE: RTN) in 1995. Mr. Marino previously served as president and chief operating officer of Fairchild Industries, an aerospace and defense company, from 1988 to 1990 and was president and chief operating officer of Lockheed Electronics Company, Inc., a defense electronics company, from 1986 to 1988. From 1970 to 1986, he served in numerous capacities at the Central Intelligence Agency, including director of technical service and deputy director for the Office of Research and Development. He also attended the Senior Executive Fellows program at Harvard University. Mr. Marino currently serves on the board of directors of Engility Corporation (NYSE: EGL). Mr. Marino previously served as a director of Argon ST, Inc., a former public company, from 2004 to 2010. Mr. Marino earned a Master of Science in acoustics (engineering physics) from The Pennsylvania State University and a Bachelor of Science degree in physics from Rollins College.

Our Board determined that Mr. Marino should serve on our Board based on his experience as a successful business leader and entrepreneur, his government-related experience, his cybersecurity experience and his technology experience.

Scott D. Miller has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Mr. Miller has over 30 years of executive experience. Mr. Miller is the chief executive officer of SSA & Company, a management consulting firm focusing on process improvement, the chief executive officer of G100, a membership organization providing a forum for current, future and recent chief executive officers of leading public and private companies and private equity firms, and the managing general partner of MSP, LLC, a private real estate development and investment company. He also serves as special advisor to General Atlantic LLC. Prior to joining SSA & Company in March 2004, Mr. Miller served as non-executive vice chairman of Hyatt Hotels and Resorts Corporation (NYSE: H), a global hospitality company, from 2003 to 2004, the president from 1999 to 2003 and executive vice president from 1997 to 1999. Mr. Miller also was the president and chief executive officer of United Infrastructure Company, a public infrastructure development company, from 1993 to 1997. From 1981 to 1993, he was a founding partner of The John Buck Company, a real estate brokerage, management and development company. Mr. Miller served on the boards of directors of Affinion Group, Inc. from 2011 to 2013, AXA Equitable Life Insurance Company from 2002 to 2012, Orbitz Worldwide, Inc. (NYSE: OWW) from 2003 to 2004, and NAVTEQ Corporation from 2004 to 2008. Mr. Miller earned a Master of Business Administration from the University of Chicago and a Bachelor of Arts degree in human biology from Stanford University.

Our Board determined that Mr. Miller should serve on our Board based on his leadership and management experience as a principal executive officer of diverse organizations and experience as a director of other public companies.

Philip P. Trahanas has been our director since August 2013 and was a director of our predecessor from 2009 until our initial public offering in October 2013. Mr. Trahanas serves as our lead independent director. Mr. Trahanas has over 18 years of experience in financial advisory, investing and investment management, as well as over 10 years of experience serving on private and public company boards. Between 2000 and 2014, Mr. Trahanas was a Managing Director of General Atlantic LLC, a global investment firm. From 1996 to 2000, Mr. Trahanas worked at Morgan Stanley (NYSE: MS), a global financial services firm, where he was a member of the high technology corporate finance team, was a merger and acquisition specialist and was a member of the investment banking division’s operating management team. Prior to joining Morgan Stanley, Mr. Trahanas was an electrical engineer at General Electric (NYSE: GE), a diversified technology, media and financial services company, where he specialized in communications equipment and semiconductor design. Mr. Trahanas earned a Bachelor of Engineering degree in electrical engineering from The Cooper Union for the Advancement of Science and Art, a Master of Business Administration from the University of Pennsylvania Wharton School and a Master of Science degree in engineering from the University of Pennsylvania Moore School of Engineering.

Our Board determined that Mr. Trahanas should serve on our Board based on his extensive operating, investment banking and private equity experience.

Stephen E. Westhead has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Mr. Westhead has over 25 years of experience in management. Since 2007, Mr. Westhead has been the chief executive officer and lead investor of US Trailer, a semi-trailer leasing company. From January 2013 to September 2015, Mr. Westhead served as the chief marketing officer of Satori Group, Inc., an IT company. From 1987 to 2008, Mr. Westhead served as senior vice president of commercial lines underwriting for Philadelphia Insurance Companies, an insurance company. Mr. Westhead earned a Bachelor of Science degree in business administration from Cabrini College.

Our Board determined that Mr. Westhead should serve on our Board based on his executive management experience.

Vote Required and Recommendation

Directors are elected by plurality vote. Therefore, the eight director nominees receiving the highest number of “FOR” votes will be elected. There is no cumulative voting in the election of directors. For purposes of this Proposal One, abstentions, votes marked “WITHHOLD” and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to cast a non-binding advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis” section of this Proxy Statement, or “CD&A,” the compensation tables and accompanying narrative disclosures. We refer to this as our “Say-on-Pay” vote. While this Say-on-Pay vote is an advisory vote that is not binding on the Company or the Board, we value the views of our stockholders, and the Board’s Compensation Committee, which administers our executive compensation program, will consider the outcome of the vote when making future compensation decisions. This is the first time we are providing stockholders with an opportunity to approve the compensation of our named executive officers. As of December 31, 2015, we no longer qualified as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act as we became a “large accelerated filer” for SEC filing purposes. This means that we now are required to provide stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of the named executive officers and the frequency of future votes on executive compensation. As described below in Proposal Three, our Board is recommending that we conduct the Say-on-Pay vote on an annual basis.

We believe that our executive compensation program rewards performance and aligns the interests of our executive officers with those of our stockholders, thereby reflecting our compensation philosophy of “pay-for-performance.” Central to that goal are base salaries, which serve to fairly reward our executive officers for their value to the organization in successfully performing their respective roles, and incentive compensation, which serves to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for our stockholders. We believe that our executive compensation program allows us to attract and retain the best executive talent, and we actively evaluate and reassess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete and evolving compensation governance and best practices.

In implementing our executive compensation program, we focus on compensating our executive officers fairly and in a manner that promotes our compensation philosophy, seeking alignment with our annual and longer-term performance. We seek to maintain flexibility in our compensation program to allow us to adapt components and levels of compensation in order to motivate, reward and retain individual named executive officers within the context of the attainment of performance objectives. When determining the overall compensation of our named executive officers, including base salaries and annual short-term and long-term incentive amounts, the Compensation Committee considers a number of factors it deems important, including:

•	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance;
•	the business environment, our strategy, and our financial, operational and market performance;
•	corporate governance and regulatory factors related to executive compensation; and
•	marketplace compensation levels and practices.

In order to achieve our compensation objectives, we have developed strong compensation practices while avoiding others:

What we do
✓ Significant portion of executive pay is variable “at risk” compensation, designed to achieve pay-for-performance objectives
✓ Balanced mix of performance measures used to ensure a focus on our overall performance
✓ Emphasis on equity-based compensation to provide long-term incentives
✓ Executive officers and directors are subject to rigorous stock ownership guidelines
✓ Clawback policy to recover compensation from certain executive officers engaging in fraud or intentional illegal conduct that leads to a restatement of financials

What we don’t do
× No guaranteed salary increases, cash incentive compensation or equity grants
× Limited perquisites and supplemental benefits to our executive officers
× No excise tax gross-up payments
× No hedging of our securities by directors and employees, including named executive officers
× No single trigger change in control provisions

We believe that our executive compensation program achieves these objectives. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement.”

Vote Required and Recommendation

The affirmative vote of a majority of all votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of approving this Proposal Two, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are presenting this proposal to provide stockholders the opportunity to cast a non-binding advisory vote on how frequently the Company should submit a “Say-on-Pay” proposal to the stockholders for consideration. As a stockholder, you may vote for one of the following choices, as indicated on the proxy card: to hold the advisory “Say-on-Pay” vote on executive compensation every one, two or three years, or to abstain from voting.

We believe that “Say-on-Pay” votes should be conducted every year so that stockholders may express their views on our executive compensation program on an annual basis. We believe that an annual advisory “Say-on-Pay” vote is in keeping with our desire to remain accountable to our stockholders and to continue exercising good corporate governance practices. Although the vote on this resolution is advisory only and will not bind us to take any particular action, we value the views of our stockholders and will consider the outcome of this vote in determining how frequently to conduct our Say-on-Pay vote.

Vote Required and Recommendation

The affirmative vote of a majority of all votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the frequency of the “Say-on-Pay” vote in the future. Because stockholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. If that occurs, we will consider the option receiving the most votes to be the option selected by stockholders. Although the Board of Directors is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation. For purposes of this Proposal Three, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE “1 YEAR”
ALTERNATIVE SET FORTH IN THE PROXY CARD.

PROPOSAL FOUR: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board, which is composed entirely of independent directors, has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine that such a change would be in our and our stockholders’ best interests. If our stockholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. For purposes of approving this Proposal Four, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Principal Accountant Fees and Services

The following table summarizes the fees billed by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees(1)	$1,303,000	$558,500
Audit-Related Fees	—	—
Tax Fees(2)	$270,871	$203,750
All Other Fees	—	—
Total	$1,573,871	$762,250

(1)	Audit fees for 2014 and 2015 include audit fees for services associated with review of registration statements, related issuances of comfort letters and consents and other services related to SEC matters.
(2)	Tax fees consist of tax and consulting fees relating to services provided related to tax return preparation, tax consultations and other similar matters.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Policies and Procedures for the Approval of Audit Services and Permitted Non-Audit Services or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or non-audit services to the Company. Pursuant to the Audit Committee’s pre-approval policy, the Committee has pre-approved certain specified audit, audit-related, tax and other services for the audit cycle ending in March 2017. Permissible audit, audit-related, tax and other services other than those specifically pre-approved pursuant to the pre-approval policy require specific pre-approval by the Audit Committee. All audit, audit-related, tax and other services provided to us for the year ended December 31, 2015 either were pre-approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy. Pursuant to the pre-approval policy, the Audit Committee may delegate pre-approval authority to one or more of its members who are required to report any pre-approval decisions to the Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Barter, Marino, Miller and Westhead. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the Company’s accounting policies, internal audit function, system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 with our management.

The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed the audited financial statements for the year ended December 31, 2015 with the independent auditors, which are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

The independent auditors have provided to the Audit Committee the written disclosures regarding the independent auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with the independent auditors their independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,

The Audit Committee

JOHN W. BARTER (Chairman)
PETER A. MARINO
SCOTT D. MILLER
STEPHEN E. WESTHEAD

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

The Company’s corporate governance is structured in a manner that the Board believes closely aligns the Company’s interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered, with each of our directors subject to re-election annually;
•	of the eight persons who serve on our Board, seven, or 87.5% of our directors, have been determined by us to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;
•	all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent;
•	we have determined that one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;
•	our stock ownership guidelines require directors to own securities of the Company equal to at least four times the annual base cash retainer and our Chief Executive Officer and other named executive officers to own securities of at least five times and three times his or her base salary, respectively;
•	we have opted out of the Maryland business combination and control share acquisition statutes; and
•	we do not have a stockholder rights plan.

The Company’s charter and bylaws provide that the number of directors constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of directors may not be greater than 15 and may not be decreased to fewer than the minimum number required under the Maryland General Corporate Law (“MGCL”), which currently is one director.

There are no family relationships among our executive officers and directors. All board members except for Mr. Williams have been determined by the Board to be independent under applicable NYSE and SEC rules.

Board Leadership Structure

Chad L. Williams has served as Chairman and Chief Executive Officer since May 2013 and was the Chairman and Chief Executive Officer of our predecessor from 2003 until our initial public offering. The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. However, it evaluates the combined role of Chairman and Chief Executive Officer as part of the succession planning process. The Board has determined that, based on Mr. Williams’ tenure with the Company and our predecessor since its inception, the perspective and experience he brings as our founder and Chief Executive Officer, and his in-depth knowledge of the Company and the real estate industry, Mr. Williams is well-positioned to lead Board discussions and that the combined role of Chairman and Chief Executive Officer is therefore in the best interests of the Company and stockholders.

To strengthen the role of our independent directors and encourage independent Board leadership, the Board also has established the position of lead independent director, which currently is held by Philip P. Trahanas. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead independent director include, among others:

•	serving as liaison among (i) management, including the Chief Executive Officer, (ii) our other independent directors and (iii) interested third parties and the Board;
•	presiding at executive sessions of the independent directors;
•	serving as the focal point of communication to the Board regarding management plans and initiatives;

•	ensuring that the role between Board oversight and management operations is respected;
•	providing the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group; and
•	serving as the communication conduit for third parties who wish to communicate with the Board.

Our lead independent director will be selected on an annual basis by a majority of independent directors then serving on the Board.

Executive Sessions

During 2015, our non-management directors met in a special executive session without management at our March, May, August and November Board meetings. Mr. Trahanas, as lead independent director, chaired the sessions. Per our Corporate Governance Guidelines, the Board expects to conduct executive sessions limited to non-management directors at our regularly scheduled Board meetings, and at least annually will hold an executive session limited to independent directors.

Attendance of Directors at 2015 Board Meetings and Annual Meeting of Stockholders

During 2015, the Board held seven meetings. Every Board member attended at least 75% of the Board and applicable committee meetings on which he or she served during 2015, except Mr. Westhead who was unable to attend two Audit committee meetings.

In accordance with the Company’s corporate governance guidelines, directors are expected to attend the annual meeting of stockholders. All directors attended the 2015 Annual Meeting of Stockholders.

Committees of the Board

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees must have at least three members who are each independent directors, as that term is defined in the NYSE listing standards. Our Board may from time to time establish other committees to facilitate the management of our company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John. W. Barter	X (Chair)*
William O. Grabe		X (Chair)
Catherine R. Kinney		X	X (Chair)
Peter A. Marino	X		X
Scott D. Miller	X		X
Philip P. Trahanas		X
Stephen E. Westhead	X	X	X

*	Audit Committee financial expert.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.qtsdatacenters.com.

Audit Committee

The Audit Committee consists of Messrs. Barter, Marino, Miller and Westhead, and Mr. Barter serves as its chairperson. The Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act and applicable rules and regulations of the SEC, all as in effect from time to time. Our Board has determined that all of the members of the Audit Committee meet the foregoing requirements.

The Board also has determined that Mr. Barter is an “audit committee financial expert,” as defined by the applicable SEC regulations and NYSE corporate governance listing standards, and has accounting or related financial management expertise.

The principal functions of the Audit Committee include overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	the performance of our internal audit function;
•	review of all related-party transactions in accordance with our related party transactions policy; and
•	our overall risk profile.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual Proxy Statement.

During 2015, the Audit Committee met seven times.

Compensation Committee

The Compensation Committee consists of Mr. Grabe, Ms. Kinney, Mr. Trahanas and Mr. Westhead, and Mr. Grabe serves as its chairperson. The principal functions of the Compensation Committee include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing our executive compensation policies and plans;
•	determining the number of shares underlying, and the terms of, stock option and restricted stock awards to be granted to our directors, executive officers and other employees pursuant to these plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

During 2015, the Compensation Committee met three times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Ms. Kinney, Mr. Miller, Mr. Marino and Mr. Westhead, and Ms. Kinney serves as its chairperson. The principal functions of the Nominating and Corporate Governance Committee include:

•	identifying, recruiting and recommending to the full Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders;
•	developing and recommending to the Board corporate governance guidelines, including the committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•	recommending to the Board nominees for each committee of the Board;
•	annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and
•	overseeing the Board’s evaluation of management.

During 2015, the Nominating and Corporate Governance Committee met four times.

Director Nominee Selection Process

The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that director candidates must possess. At a minimum, a director candidate must possess:

•	high personal and professional ethics and integrity;
•	an ability to exercise sound judgment;
•	an ability to make independent analytical inquiries;
•	an ability and willingness to devote adequate time and resources to perform Board duties diligently, including attending regular and special Board and committee meetings;
•	appropriate and relevant business experience and acumen; and
•	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Nominating and Corporate Governance Committee when evaluating a particular candidate. These additional qualities and skills include, among others, the following:

•	whether the person possesses specific industry knowledge, expertise and/or contacts, including in the commercial real estate industry generally and/or the data center industry, and familiarity with general issues affecting the Company’s business;
•	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;
•	whether the person would qualify as an “independent” director under the rules of the NYSE and the Company’s Governance Guidelines;
•	the importance of continuity of the existing composition of the Board; and
•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates. A director candidate’s background and personal experience, however, will be significant in the Board’s candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) members of the Nominating and Corporate Governance Committee, (b) directors of the Company and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Nominating and Corporate Governance Committee also will take into account whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once director candidates have been identified, the Nominating and Corporate Governance Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates. The Nominating and Corporate Governance Committee evaluates the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above.

Board Oversight of Risk Management

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight as follows:

•	Audit Committee: the Audit Committee has the responsibility to consider and discuss our major financial risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also will monitor compliance with legal and regulatory requirements and oversee the performance of our internal audit function.
•	Compensation Committee: the Compensation Committee assesses and monitors compensation policies to ensure that such practices are designed to balance risk and reward in relation to the Company’s overall business strategy and do not encourage excessive risk-taking.
•	Nominating and Corporate Governance Committee: the Nominating and Corporate Governance Committee monitors the general operations of the Board and the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also monitors and considers our cybersecurity risk exposures.

Our Board and its standing committees also hear reports from the members of management responsible for the matters considered in order to enable our Board and each committee to understand and discuss risk identification and risk management.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to effectively monitor the risks discussed above.

Corporate Governance Guidelines

The Board has adopted a set of governance guidelines, the QTS Realty Trust, Inc. Corporate Governance Guidelines, that reflect the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things:

•	the responsibilities and qualifications of directors, including director independence;
•	the functioning of the Board;
•	the responsibilities, composition and functioning of the Board committees;
•	the appointment and role of the lead independent director;
•	principles of director compensation; and
•	management succession and review.

A copy of the Corporate Governance Guidelines is available on our website at www.qtsdatacenters.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to directors, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Only the Audit Committee is able to approve any waiver of the Code of Business Conduct and Ethics for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

A copy of the Code of Business Conduct and Ethics is available on our website at www.qtsdatacenters.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

Compensation of Directors

The Board has adopted a non-employee director compensation policy. In accordance with the policy, on an annual basis, each non-employee director receives a grant of securities of the Company with a value of $100,000, which vests on the first anniversary of the grant date, and a cash retainer of $50,000 for services as a director. The lead independent director receives an additional cash retainer of $50,000. Each committee member receives an additional $5,000 cash retainer except for the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, who instead receive an additional annual cash retainer of $15,000. Each non-employee director is entitled (i) to elect to receive his or her annual cash retainers in securities of the Company, and (ii) to elect whether and to what extent the securities granted (whether as part of the annual grant or in lieu of cash retainers) will be shares of restricted stock or options to purchase our Class A common stock. Directors who are employees of the Company or its subsidiaries will not receive compensation for their services as directors. All directors are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties.

In August 2015, the Board, upon recommendation of the Compensation Committee, increased the compensation to be paid to non-employee directors. Effective beginning in 2016, each non-employee director will receive a grant of securities of the Company with a value of $110,000, which will vest on the first anniversary of the grant date, and a cash retainer of $60,000 for services as a director. Each member of the Audit Committee will receive an additional $10,000 cash retainer and each member of the Compensation Committee and Nominating and Corporate Governance Committee will receive an additional $7,500 cash retainer, except for the chairs of such committees. The chair of the Audit Committee will receive an additional $20,000 cash retainer and the chairs of the Compensation Committee and Nominating and Corporate Governance Committee will receive additional cash retainers of $15,000 each.

In 2015, with the exception of Mr. Westhead, each non-employee director chose to receive his or her annual grant of securities and cash retainer in the form of options to purchase our Class A common stock. Mr. Westhead elected to receive his cash retainers in cash. Thus, on March 3, 2015, Mr. Trahanas received a grant of options to purchase 25,465 shares of Class A common stock, Ms. Kinney received a grant of options to purchase 21,118 shares of Class A common stock, each of Messrs. Barter and Grabe received a grant of options to purchase 20,496 shares of Class A common stock, each of Messrs. Marino and Miller received a grant of options to purchase 19,875 shares of Class A common stock, and Mr. Westhead received a grant of options to purchase 12,422 shares of Class A common stock, all of which vested on the first anniversary of the grant date.

The following table presents information regarding the compensation paid during 2015 to non-employee directors who served on the Board during the year. Mr. Williams does not receive any compensation for his service as a member of the Board. The compensation paid to Mr. Williams is presented below under “Executive Compensation” in the table titled “2015 Summary Compensation Table” and the related explanatory tables.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
John W. Barter	$—	$164,993	$164,993
William O. Grabe	$—	$164,993	$164,993
Catherine R. Kinney	$—	$169,999	$169,999
Peter A. Marino	$—	$159,994	$159,994
Scott D. Miller	$—	$159,994	$159,994
Philip P. Trahanas	$—	$204,993	$204,993
Stephen E. Westhead	$65,000	$99,997	$164,997

(1)	Includes 2015 committee member and committee chair retainers paid by us for service on our Board committees during 2015.
(2)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the options to purchase shares of Class A common stock issued to each of our directors on March 3, 2015. All of the options vested in full on March 3, 2016. The assumptions used to calculate these amounts are described in Note 8 — “Partners’ Capital, Equity and Incentive Compensation Plans” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

The following table presents the number of outstanding stock option awards and awards of Class O LTIP and Class RS LTIP units in our operating partnership held by each of our non-employee directors as of December 31, 2015.

Name	Stock Option Awards Outstanding as of December 31, 2015		Class O LTIP Unit Awards Outstanding as of December 31, 2015(1)		Class RS LTIP Units Awards Outstanding as of December 31, 2015(2)
John W. Barter	79,906	(3)	14,750	(4)	—
William O. Grabe	79,906	(3)	35,000	(5)	—
Catherine R. Kinney	51,543	(6)	9,748	(7)	—
Peter A. Marino	79,285	(8)	—		1,750	(9)
Scott D. Miller	50,300	(10)	9,748	(7)	—
Philip P. Trahanas	89,439	(11)	35,000	(5)	—
Stephen E. Westhead	42,847	(12)	9,748	(7)	—

(1)	Each vested Class O LTIP unit may be converted into a number of OP units equal to (i) (x) the excess of the then-capital account per OP unit over (y) the capital account per OP unit on the date of issuance of the Class O LTIP unit being converted, divided by (ii) the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class O LTIP units.
(2)	Each vested Class RS LTIP unit converts automatically into one OP unit upon equalization of the Class RS LTIP unit’s capital account with the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class RS LTIP units.
(3)	28,985 of these options were granted in October 2013 in connection with our initial public offering and vested in full on the first anniversary of the grant date. 30,425 of the options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date. 20,496 of the options were granted on March 3, 2015 and vested in full on the first anniversary of the grant date.
(4)	These units were granted on May 27, 2010. All of these units have vested. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plans — Vesting and Change of Control — 2010 Plan.”
(5)	These units were granted on November 5, 2012 and vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as a director.
(6)	30,425 of these options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date. 21,118 of the options were granted on March 3, 2015 and vested in full on the first anniversary of the grant date.
(7)	These units were granted on June 17, 2013 and vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as a director.
(8)	28,985 of these options were granted in October 2013 in connection with our initial public offering and vested in full on the first anniversary of the grant date. 30,425 of the options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date. 19,875 of the options were granted on March 3, 2015 and vested in full on the first anniversary of the grant date.
(9)	Represents unvested Class RS LTIP units. A total of 14,000 of these units were granted on September 1, 2012 and vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as a director.
(10)	30,425 of these options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date. 19,875 of the options were granted on March 3, 2015 and vested in full on the first anniversary of the grant date.

(11)	28,985 of these options were granted in October 2013 in connection with our initial public offering and vested in full on the first anniversary of the grant date. 34,989 of the options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date. 25,465 of the options were granted on March 3, 2015 and vested in full on the first anniversary of the grant date.
(12)	30,425 of these options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date. 12,422 of the options were granted on March 3, 2015 and vested in full on the first anniversary of the grant date.

Certain Company Policies

Stock Ownership Guidelines

We believe that equity ownership by our directors and officers can help align their interests with our stockholders’ interests. To that end, we have adopted formal share ownership guidelines applicable to all of our directors and named executive officers. On an annual basis, we evaluate the ownership status of the directors and named executive officers.

The Chief Executive Officer is required to own securities of the Company equal in value to at least five times his or her base salary. Each of the Company’s other named executive officers is required to own securities of the Company equal to at least three times his or her base salary. The Chief Executive Officer and other named executive officers must comply with the ownership requirement within five years of being so named.

Our stock ownership guidelines with respect to our directors require stock ownership by our directors of five times the annual base cash retainer. Directors must comply with the ownership requirement within five years of becoming a member of the Board and are required to hold shares at this level while serving as a director.

The Nominating and Corporate Governance Committee may waive the stock ownership requirements in the event of financial hardship or other good cause.

Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits our directors and employees, including our named executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities to secure margins or other loans, subject to limited exceptions.

Board Self-Evaluation

On March 3, 2015, the Board adopted our Board Self-Evaluation Policy to establish and follow best practices in board governance and oversight. Pursuant to the policy, each year the Chair of the Nominating and Corporate Governance Committee will initiate the self-evaluation process by having detailed questionnaires distributed to each member of the Board soliciting input on matters such as board structure and composition, committee structure, board and committee meeting conduct, board support, education and compensation and overall board performance. Results of the questionnaires will be tabulated and analyzed at one of the Board’s regularly scheduled meetings. After discussing the results of the questionnaires, if the Board determines that changes in its governance practices and polices need to be made, management and the Nominating and Corporate Governance Committee will work with the Board to implement the necessary changes.

Policy on Personal Loans to Directors and Executive Officers

On March 3, 2015, the Board adopted our Policy on Personal Loans to Directors and Executive Officers to help ensure our compliance with Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits companies with securities registered in the United States or that are required to file reports with the SEC from extending, arranging or renewing personal loans to or for directors or executive officers. Our policy prohibits the Company or any company affiliated with the Company from, directly or indirectly, extending or maintaining credit, arranging for the extension of credit, or renewing an extension of credit in the form of a personal loan to or for any director or “Executive Officer” (as that term is defined in Rule 3b-7 under the Exchange Act) of the Company, or to any immediate family members of such director or executive officer.

Executive Compensation Recovery Policy

On March 3, 2015, the Board adopted our Executive Compensation Recovery Policy. Pursuant to this policy, in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid to certain of our executive officers would have been a lower amount had it been calculated based on such restated results, a committee consisting of the non-management members of the Board (the “Independent Director Committee”) shall review such performance-based compensation. If the Independent Director Committee determines that the executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for a restatement, the committee may seek to recover from the executive the after-tax portion of the difference between the performance-based compensation actually paid and the amount that would have been paid had the performance-based compensation been calculated based on the restated financial statements for the three-year period prior to the restatement.

Communications with the Board

Stockholders and other interested parties may communicate with the Board either by sending written correspondence to the “Lead Director” c/o the Chief Financial Officer of QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, who will then directly forward such correspondence to the lead independent director, or by e-mailing directly to the independent lead director at leaddirector@qtsdatacenters.com. The lead independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2015 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers.

Name	Position With the Company	Age as of the Annual Meeting
Chad L. Williams	Chairman and Chief Executive Officer	45
William H. Schafer	Chief Financial Officer	58
James H. Reinhart	Chief Operating Officer — Operations	51
Daniel T. Bennewitz	Chief Operating Officer — Sales & Marketing	57
Jeffrey H. Berson	Chief Investment Officer	48
Shirley E. Goza	General Counsel	59
Stanley M. Sword	Chief People Officer	54

Please see “Proposal One: Election of Directors — Directors” starting on page 6 for information regarding Chad L. Williams.

William H. Schafer has served as our Chief Financial Officer since our initial public offering in October 2013. Previously, he served as the Chief Financial Officer of our predecessor from 2010 to our initial public offering. Mr. Schafer has more than 20 years of experience in the REIT industry and 34 years of experience in financial operations, accounting systems and financing activities. Prior to joining our predecessor, Mr. Schafer was the chief financial officer of DDR Corp. (NYSE: DDR) from 1992 to 2010, a public REIT and an owner and developer of retail properties. Prior to joining DDR Corp., Mr. Schafer was a senior manager of PricewaterhouseCoopers LLP. Mr. Schafer earned a Bachelor of Arts degree in business administration from the University of Michigan.

James H. Reinhart has served as our Chief Operating Officer — Operations since our initial public offering in October 2013. Previously, he served as the Chief Operating Officer — Operations of our predecessor from 2012 to our initial public offering. Mr. Reinhart has more than 25 years of experience in operations, technology, marketing and strategy. Prior to joining our predecessor, Mr. Reinhart held various positions at Genworth Financial, Inc. (NYSE: GNW), a financial services company, from 2005 to 2012. In his last position at Genworth Financial, Inc., Mr. Reinhart was the chief strategy and marketing officer of the U.S. Insurance & Wealth Management division. Prior to that, Mr. Reinhart held various positions at Capital One Financial Corporation (NYSE: COF), a financial services company, from 1999 to 2005, the last of which was vice president responsible for call center outsourcing, and various positions at the Hewlett-Packard Company (NYSE: HPQ), a technology products and software company, from 1993 to 1999. Mr. Reinhart earned a Master of Business Administration from the Harvard Graduate School of Business Administration, a Master of Science degree in electrical engineering from the University of Maryland and a Bachelor of Science degree in electrical engineering from the United States Naval Academy.

Daniel T. Bennewitz has served as our Chief Operating Officer — Sales & Marketing since our initial public offering in October 2013. Previously, he served as the Chief Operating Officer — Sales & Marketing of our predecessor from 2012 to our initial public offering. Mr. Bennewitz has more than 30 years of experience in sales, marketing, operations and global leadership positions. Prior to joining our predecessor, Mr. Bennewitz worked at IBM Corporation (NYSE: IBM), an information technology and products company, from 1980 to 2012. Mr. Bennewitz’s responsibilities included product, industry and global leadership positions across the company, and his last position was vice president of IBM’s sales model, a position in which he was responsible for leading IBM’s go-to-market model and sales force transformation. Mr. Bennewitz earned an A.B. degree in economics from Princeton University.

Jeffrey H. Berson has served as our Chief Investment Officer since our initial public offering in October 2013. Previously, he served as the Chief Investment Officer of our predecessor from August 2013 to our initial public offering. Mr. Berson has more than 20 years of experience in investment banking covering data center companies and the technology and telecommunications sectors. Prior to joining our predecessor, Mr. Berson was a Managing Director at UBS AG, an international investment bank, from 2011 to 2013, a Managing Director at Oppenheimer and Co. Inc., an international investment bank, from 2009 to 2011, and a Managing Director at Barclays Capital, an international investment bank, from 2007 to 2009. Prior to 2007,

Mr. Berson spent over 10 years at Canadian Imperial Bank of Commerce in the Investment Banking Department. Mr. Berson earned a Bachelor of Arts degree from the University of Pennsylvania, a Bachelor of Science degree from the Wharton School of the University of Pennsylvania and a Master of Business Administration from the University of Chicago.

Shirley E. Goza has served as our General Counsel since our initial public offering in October 2013. Previously, she served as the General Counsel of our predecessor from 2006 to our initial public offering. Ms. Goza has more than 30 years of experience as a practicing attorney and law professor. Prior to joining our predecessor, Ms. Goza co-owned and operated Focus Trial and Settlement Solutions, a company that facilitated mock trials for trial attorneys, and served as managing partner from 2004 to 2006. Ms. Goza previously was a partner with the law firm Shook, Hardy & Bacon from 2000 to 2004 and was Of Counsel at Spencer Fane Britt & Browne LLP from 1982 to 1990. Ms. Goza taught on the faculty at the University of Missouri, Kansas City School of Law from 1990 through 1997 and was a visiting faculty member at the University of Kansas in 1996. Ms. Goza earned a Juris Doctorate from the University of Kansas and a Bachelor of Arts degree in English and psychology from Pittsburg State University.

Stanley M. Sword has served as our Chief People Officer since February 2015. Prior to joining us, he served as the vice president of Total Rewards for Sprint Corporation (NYSE: S), a telecommunications company, from 2008 to 2015, serving a dual role as vice president of Relationship Management for Sprint’s corporate center functions. From 2005 to 2008, Mr. Sword served as executive vice president and Chief People Officer for Applebee’s Services, Inc., a restaurant developer and franchiser. From 1998 to 2005, Mr. Sword held various positions at Cerner Corporation (NASDAQ: CERN), a health care information technology provider, the last of which was president of the company’s Great Lakes sales and services unit. From 1993 to 1998, Mr. Sword held various positions at AT&T Corporation (NYSE: T), a telecommunications provider, the last of which was as a partner in the company’s outsourcing practice leading the company’s resource management, knowledge management, professional development and executive recruiting functions. From 1983 to 1993, Mr. Sword held a number of positions at Andersen Consulting, the last of which was senior manager, where he consulted with clients and worked in the firm’s professional education unit. Mr. Sword holds a Bachelor’s degree in Finance from the University of Illinois.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers. Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion should be read together with the compensation tables and related disclosures appearing later in this Proxy Statement.

Executive Summary

Overview

We are a leading owner, developer and operator of state-of-the-art, carrier-neutral, multi-tenant data centers. Our data centers are facilities that house the network and computer equipment of multiple customers and provide access to a range of communications carriers. We have a fully integrated platform through which we own and operate our data centers and provide a broad range of information technology, or IT, infrastructure solutions. As of December 31, 2015, we developed, owned and/or operated 24 data centers located throughout the United States, Canada, Europe and the Asia-Pacific region, containing an aggregate of approximately 4.8 million gross square feet of space (approximately 91% of which is wholly owned by us), including approximately 2.2 million “basis-of-design” raised floor square feet, which represents the total data center raised floor potential of our existing data center facilities. We believe that we own and operate one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and have the capacity to more than double our leased raised floor without constructing or acquiring any new buildings.

The primary objective of our executive compensation program is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. In order to align executive and stockholder interests, we strive to design compensation that has a strong “pay-for-performance” nature. The cornerstones of our executive compensation program are base salaries, incentive compensation and a holistic approach to our pay mix, with the individual elements of each executive’s compensation consisting of a base salary, annual cash bonus and annual equity award grants.

2015 Performance Highlights

During 2015, we delivered strong company performance in a number of areas including:

✓	Achieved approximately 38% total stockholder return during 2015.
✓	Achieved approximately 127% total stockholder return since our initial public offering in 2013.
✓	Increased Operating FFO by 40.2% as compared to 2014.
✓	Increased Operating FFO per share by 14.5% as compared to 2014.
✓	Increased Adjusted EBITDA by 40.0% as compared to 2014.
✓	Increased revenue by 42.8% as compared to 2014.
✓	Delivered 15.8% return on invested capital (“ROIC”) placed in service.
✓	Completed the acquisition of Carpathia Hosting, Inc., which:
º	increased our leased raised floor operating net rentable square feet by 28%;
º	expanded and diversified our geographic footprint to Canada, Europe and the Asia-Pacific region;
º	enhanced our 3C integrated services platform; and
º	provided complementary capabilities in security and compliance solutions.
✓	Increased our customer base by 24%.
✓	Achieved a customer net promoter score of 63.5% in survey conducted by Satmetrix.

Revenue ($mm)
$177.9
$217.8
$311.1
2013
2014
2015

Adjusted EBITDA ($mm)
$75.4
$100.0
$140.0
2013
2014
2015

Operating FFO ($mm)
$49.5
$74.1
$103.9
2013
2014
2015

ROIC ($mm)
15.5%
15.5%
15.8%
2013
2014
2015

See “— Special Note Regarding Non-GAAP Financial Measures” for information regarding the performance metrics described above.

2015 Compensation Highlights

During 2015, we achieved the following:

✓	83% of total compensation paid to our Chief Executive Officer and 75% of total compensation paid to our other named executive officers was variable “at risk” compensation.
✓	57% to 72% of total compensation paid to our Chief Executive Officer and other named executive officers was equity-based compensation.
✓	Adopted a “clawback” policy for which the Company may recover compensation from certain executive officers engaging in fraud or intentional illegal conduct that leads to a restatement of the Company’s financial results.
✓	Established specific performance targets for determining 2015 incentive compensation based on revenue, bookings, Adjusted EBITDA, Operating FFO and ROIC.

Our Named Executive Officers

In 2015, our “named executive officers” and their positions were as follows:

Chad L. Williams	Chairman and Chief Executive Officer
William H. Schafer	Chief Financial Officer
James H. Reinhart	Chief Operating Officer — Operations
Daniel T. Bennewitz	Chief Operating Officer — Sales & Marketing
Jeffrey H. Berson	Chief Investment Officer

Executive Compensation Philosophy and Objectives

We believe that executive compensation should be designed to align the interests of executives and stockholders and to attract and retain executive talent. Accordingly, the primary objective of our executive compensation program is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. In order to align executive and stockholder interests, we strive to design compensation that has a strong “pay-for-performance” nature. Given the competitive market for executive talent with the specialized knowledge, skills and abilities to be successful in the data center business, the ability to attract and retain executives is imperative to creating long-term value for our stockholders.

The cornerstones of our executive compensation program that help us achieve our objective are:

•	Base Salaries. Central to our ability to attract and retain our executives is providing base salaries that fairly reward them for their value to the organization in successfully performing their respective roles.
•	Incentive Compensation. Incentive compensation is an important tool for providing variable, or “at risk,” compensation tied to performance. We view it as a means to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for stockholders. In accordance with our “pay-for-performance” approach, we deliver a majority of our executive compensation, as determined by potential value, in the form of incentive compensation consisting of short-term, annual cash incentives and long-term, equity-based incentives.
•	Holistic Approach. We evaluate our executive pay program and make pay decisions within the context of a total compensation framework in order to ensure our overall compensation objectives are met. In doing so, we recognize the distinct nature of the individual elements of our pay program, but are mindful of the interrelationship of the various components to the successful execution of our overall pay strategy.

Based on these cornerstones and consistent with our philosophy, we have developed strong compensation practices while avoiding others in pursuit of our compensation objectives. These practices are as follows:

What we do
✓ Significant portion of executive pay is variable “at risk” compensation, designed to achieve pay-for-performance objectives
✓ Balanced mix of performance measures used to ensure a focus on our overall performance
✓ Emphasis on equity-based compensation to provide long-term incentives
✓ Executive officers and directors are subject to rigorous stock ownership guidelines
✓ Clawback policy to recover compensation from certain executive officers engaging in fraud or intentional illegal conduct that leads to a restatement of financials

What we don’t do
× No guaranteed salary increases, cash incentive compensation or equity grants
× Limited perquisites and supplemental benefits to our executive officers
× No excise tax gross-up payments
× No hedging of our securities by directors and employees, including named executive officers
× No single trigger change in control provisions

Say-on-Pay Vote

At the Annual Meeting, we will for the first time provide stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers. In Proposal Three, we also are asking stockholders to cast a non-binding advisory vote on the frequency on which we will hold our Say-on-Pay vote. The Board has recommended that we hold a Say-on-Pay vote every year. While the Say-on-Pay vote is an advisory vote that is not binding on the Company or the Board, the Compensation

Committee will consider the outcome of this vote, as well as votes in future years, when evaluating and determining executive compensation arrangements in the future.

Role of the Compensation Committee and Management

The Compensation Committee is comprised of non-employee independent directors who develop, approve and administer our executive compensation program. The Compensation Committee is responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see “Corporate Governance and Board Matters —  Committees of the Board — Compensation Committee.”

Consistent with our compensation objectives, we seek to maintain a flexible compensation program that allows us to adapt components and levels of compensation in order to motivate, reward and retain individual named executive officers within the context of the attainment of performance objectives. When determining the overall compensation of our named executive officers, including base salaries and annual short-term and long-term incentive amounts, the Compensation Committee considers a number of factors it deems important, including:

•	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance;
•	the business environment, our strategy, and our financial, operational and market performance;
•	corporate governance and regulatory factors related to executive compensation; and
•	marketplace compensation levels and practices.

The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data. The Compensation Committee determines the compensation for the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee on the compensation for each executive officer other than himself. The Chief Executive Officer does not make recommendations with respect to his own compensation. The Chief Executive Officer’s recommendations for the other executive officers are based on his personal review of their performance, job responsibilities, and importance to our overall business strategy. Although the Chief Executive Officer’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for all executive officers. The Compensation Committee, by its charter, may delegate its authority to any of its members.

Role of the Compensation Consultant

For fiscal year 2015, the Compensation Committee engaged the services of Willis Towers Watson, an executive compensation consultant, to provide advice and counsel in carrying out its duties. Willis Towers Watson provided the Compensation Committee with market data on executive pay practices and levels, and provided recommendations regarding the structure of executive pay opportunities and equity based incentives.

The Compensation Committee has the sole authority to approve the compensation consultant’s fees and terms of its engagement. The Compensation Committee has reviewed its relationship with Willis Towers Watson to ensure that it believes that Willis Towers Watson is independent from management. This review process includes a review of the services Willis Towers Watson provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.

Use of Comparative Market Data

In 2015 the Compensation Committee continued to utilize three distinct comparator groups for evaluating our executive pay practices. The Compensation Committee believes these comparator groups provide a representative perspective on executive pay practices within similarly sized companies and our labor market for executive talent. The three comparator groups include:

•	Data Center Peers. This group included seven public REITs and non-REITs actively involved in the development, ownership and management of data centers. This group represents organizations against which we compete directly for business and executive talent.

•	Technology Industry Peers. This group included 11 publicly traded, high-growth technology companies with cloud-based service offerings. The Compensation Committee believes this group is a relevant comparator given our 3C strategy and focus on technology services.
•	REIT Peers. This group included 13 publicly traded REITs similar in size to us based on total capitalization. This group was used by the Compensation Committee to provide a perspective on pay practices of comparably sized organizations in the REIT industry.

Working with Willis Towers Watson, the Compensation Committee reviewed the historical peer groups used for evaluating executive pay and made changes to the groups. As a result of this review, Digital River Inc. was eliminated from the Technology group as they were taken private, and Aviv REIT was removed from the REIT group as they were acquired. Campus Crest Communities also was removed from the REIT group and two companies, Endurance International Group Holdings and Veeva System Inc., were added to the Technology group to make that group a more representative peer group.

Listed below are the companies included in each of the three comparator groups approved by the Compensation Committee.

Data Center Peers	Technology Peers	REIT Peers
CoreSite Realty Corporation	Carbonite, Inc.	Cedar Realty Trust, Inc.
CyrusOne Inc.	Endurance International Group	CoreSite Realty Corporation
Digital Realty Trust Inc.	Fleetmatics Group PLC	CyrusOne Inc.
DuPont Fabros Technology, Inc.	Internap Network Services Corp.	Excel Trust, Inc.
Equinix, Inc.	Limelight Networks, Inc.	First Potomac Realty Trust
Internap Network Services Corp.	LogMeIn, Inc.	Hudson Pacific Properties, Inc.
Rackspace Hosting, Inc.	Medidata Solutions, Inc.	Kite Realty Group Trust
	Perficient Inc.	LTC Properties Inc.
	RealPage, Inc.	Monmouth Real Estate Investment Corp.
	SPS Commerce, Inc.	National Healthcare Corp.
	Veeva Systems Inc.	STAG Industrial, Inc.
Summit Hotel Properties, Inc.
Urstadt Biddle Properties Inc.

The Compensation Committee used pay information based on these comparative groups to guide its review of the total compensation of our executive officers. The Compensation Committee focuses on ensuring that the elements of our executive compensation program are consistent with peer and industry trends. However, the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of these comparative groups or otherwise apply a formula or assign the comparative groups a relative weight.

Elements of Executive Compensation Program

The following is a summary of the elements of and amounts paid under our executive compensation programs for fiscal year 2015.

Target Pay Mix.  Consistent with our pay-for-performance approach, our executive compensation program emphasizes variable incentives over fixed compensation, and is largely incentive-based. Moreover, within the context of incentive compensation, we believe it is important to create a focus on equity-based compensation that rewards our named executive officers for long-term value creation, which generally serves to align our executive officers’ interests with our stockholders. The Compensation Committee evaluates each component of compensation for each executive and targets a pay mix among base salary, target annual incentive (cash bonus) and target long-term incentive that the Compensation Committee believes best achieves our compensation objectives.

Annual Base Salary.  Our named executive officers’ base salaries represent a fixed level of compensation that is meant to reward them fairly for their value to the company based on their respective roles and responsibilities. Our named executive officers’ base salaries were negotiated as a part of their employment agreements in 2013, each of which provide that the officer’s annual base salary will be reviewed not less frequently than annually by the Compensation Committee. When establishing and reviewing base salaries, our Compensation Committee considers each executive’s role and responsibility, experience, knowledge, unique skills and future potential with our company, as well as salary levels for similar positions in our target market and internal pay equity. Following its annual review of each named executive officer’s compensation, the Compensation Committee determined our base salaries were competitive, and did not adjust the base salaries for the 2015 fiscal year. Our named executive officers’ base salaries in 2015 were as follows:

Name	2015 Base Salary
Chad L. Williams	$550,000
William H. Schafer	$350,000
James H. Reinhart	$350,000
Daniel T. Bennewitz	$350,000
Jeffrey H. Berson	$325,000

Annual Cash Bonus.  Annual cash bonuses, which serve as our annual incentive element, are designed to motivate our executive officers to achieve performance at both a company and individual level. Under the terms of their employment agreements, our executives have defined annual target bonuses, expressed as a percentage of each executive’s respective salary. The following table provides detail on each executive’s 2015 annual target bonus opportunity:

Name	2015 Annual Target Bonus – % of Salary
Chad L. Williams	100%
William H. Schafer	100%
James H. Reinhart	100%
Daniel T. Bennewitz	100%
Jeffrey H. Berson	100%

The Compensation Committee has determined not to adjust the executives’ annual target bonus opportunities for the 2016 fiscal year, which means that the 2015 annual target bonus opportunities presented above will be the annual target bonus opportunities for 2016 as well.

During 2015, for purposes of determining actual annual bonuses for the 2015 fiscal year, the Compensation Committee established the following performance targets and hurdles against which the actual performance of the Company and each executive could be measured:

Metric	2015 Target	2015 Actual
Revenue	$261 million	$311.1 million
Bookings	$ 4.5 million	$ 3.3 million
Adjusted EBITDA	$127 million	$140.0 million
Operating FFO	$ 92 million	103.9 million
ROIC	>15%	15.8%

In early 2016, the Compensation Committee reviewed the actual 2015 performance of the Company and each executive against these targets. In addition, the Compensation Committee evaluated each executive’s responsibilities, experience, qualifications, individual performance and contributions to our company during 2015. Following this evaluation, on February 26, 2016 the Compensation Committee approved the following annual bonuses, in its discretion, for each of our named executive officers:

	Target Bonus		Actual Bonus for 2015
Name	% of Salary	Value	% of Salary	Value
Chad L. Williams	100%	$550,000	100%	550,000
William H. Schafer	100%	$350,000	100%	350,000
James H. Reinhart	100%	$350,000	100%	350,000
Daniel T. Bennewitz	100%	$350,000	100%	350,000
Jeffrey H. Berson	100%	$325,000	100%	325,000

Equity Awards.  We provide equity awards pursuant to the 2013 Plan, which serve as the long-term incentive element of our target pay mix for our executive compensation. Our equity awards generally consist of either shares of restricted Class A common stock or options to purchase Class A common stock, subject to time-based vesting.

We believe that equity incentives focus our executives on long-term value creation, which aligns our executives’ interests with those of our stockholders and serve as an important retention tool. In February 2015, the Compensation Committee established the following target values for annual long-term incentive awards for our named executive officers for the 2015 fiscal year (which awards were approved by the Compensation Committee on February 26, 2016 and granted on March 2, 2016). These targets were established at levels the Compensation Committee believes would create competitive total annual compensation opportunities for each executive.

	Annual Equity Award Targets
Name	% of Salary(1)	Value
Chad L. Williams	400%	$2,200,000
William H. Schafer	200%	$700,000
James H. Reinhart	200%	$700,000
Daniel T. Bennewitz	200%	$700,000
Jeffrey H. Berson	200%	$650,000

(1)	Based on each executive’s 2015 base salary.

For purposes of determining actual equity awards for the 2015 fiscal year, the Compensation Committee used the same performance targets and hurdles as used for the annual cash bonus.

Equity Award Grants in 2016.  In light of our overall company performance and the performance of the individual executives during 2015, on February 26, 2016, the Compensation Committee approved options to purchase Class A common stock and shares of restricted Class A common stock to each of the named executive officers based on Company and individual performance for 2015, which awards were made on March 2, 2016. Approximately 25% of these award values consist of stock options and approximately 75%

consist of shares of restricted stock. The following table details the stock options and restricted stock granted to each named executive officer. The stock options and restricted shares vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

	Stock Options		Restricted Stock		Total Grant Date Fair Value
Name	Number of Underlying Shares	Grant Date Fair Value(1)	Number of Shares	Grant Date Fair Value(2)
Chad L. Williams	82,748	824,998	54,062	2,474,958	3,299,956
William H. Schafer	26,328	262,490	17,201	787,462	1,049,952
James H. Reinhart	26,328	262,490	17,201	787,462	1,049,952
Daniel T. Bennewitz	26,328	262,490	17,201	787,462	1,049,952
Jeffrey H. Berson	24,448	243,747	15,973	731,244	974,991

(1)	Reflects the aggregate grant date value of stock options granted on March 2, 2016, calculated in accordance with FASB ASC Topic 718. The stock option awards have a strike price of $45.78, which represents the closing price of the Company’s Class A common stock on March 2, 2016.
(2)	Reflects the aggregate grant date value of restricted stock awards granted on March 2, 2016, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of the restricted stock was calculated by multiplying the closing grant date price of $45.78 by the number of shares of restricted stock granted.

In determining these awards, the Compensation Committee considered the same company-specific and individual performance factors and other circumstances that the Compensation Committee considered in awarding annual bonuses with respect to the 2015 fiscal year, as previously disclosed.

Equity Award Grants in 2015. On February 27, 2015, the Compensation Committee awarded stock options and restricted shares to each of the named executive officers based on Company and individual performance for 2014. Approximately 25% of the award value was granted as options to purchase Class A common stock and 75% as shares of restricted Class A common stock. The following table details the stock options and restricted stock granted to each named executive officer. The stock options and restricted shares vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.

Name	Number of Shares Underlying Options	Number of Shares of Restricted Stock
Chad L. Williams	68,750	46,076
William H. Schafer	21,875	14,660
James H. Reinhart	21,875	14,660
Daniel T. Bennewitz	21,875	14,660
Jeffrey H. Berson	20,313	13,613

In determining these awards, the Compensation Committee considered the same company-specific and individual performance factors and other circumstances that the Compensation Committee considered in awarding annual bonuses with respect to the 2014 fiscal year, as previously disclosed.

Also, on February 27, 2015 the Compensation Committee awarded 5,375 shares of restricted Class A common stock to Mr. Williams and 3,420 shares of restricted Class A common stock to Mr. Schafer. These awards were made as each executive elected to receive 35% of their 2014 annual bonus in restricted stock. These grants vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.

Other Benefits and Policies

Retirement Savings Opportunities.  All employees, including our executive officers, who satisfy certain eligibility requirements, may participate in our 401(k) Retirement Savings Plan, or 401(k) plan. This plan allows our employees to save for retirement in a tax efficient manner. Under the 401(k) plan, employees are eligible to defer a portion of their salary or annual cash compensation, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution. During 2015, we matched 50% of the first 6% of an employee’s contributions (subject to qualified plan maximum amounts). We provide no supplemental or additional retirement benefits for our executives.

Health and Welfare Benefits.  We provide what we believe is a competitive benefits package to employees in order to attract and retain our employees by providing a level of security through these benefits that is consistent with the market. Our health and welfare benefits include medical, dental, vision, disability insurance and life insurance benefits. These benefits are made available to all full-time employees meeting our eligibility requirements.

Perquisites and Supplemental Benefits.  In limited circumstances, we provide perquisites and supplemental benefits to our executives officers. These perquisites currently include financial planning assistance, and, with respect to Mr. Schafer, a corporate country club membership and the reimbursement of supplemental disability insurance premiums.

Executive Compensation Recovery Policy.  On March 3, 2015, the Board adopted our Executive Compensation Recovery Policy. Pursuant to this policy, in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid to certain of our executive officers would have been a lower amount had it been calculated based on such restated results, a committee consisting of the non-management members of the Board (the “Independent Director Committee”) shall review such performance-based compensation. If the Independent Director Committee determines that the executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for a restatement, the committee may seek to recover from the executive the after-tax portion of the difference between the performance-based compensation actually paid and the amount that would have been paid had the performance-based compensation been calculated based on the restated financial statements for the three-year period prior to the restatement.

Employment Agreements

We have entered into employment agreements with each of our executive officers. These agreements protect our executives by providing:

•	economic stability that enables our executive officers to focus on the performance of their duties;
•	death or disability payments and benefits in the event of certain terminations of employment; and
•	in some cases, payments and benefits in the event of certain terminations following a change of control in our company.

In addition, these agreements protect the company from certain business risks such as threats from competitors, loss of confidentiality, disparagement and solicitation of employees. Consistent with good governance practices, our employment agreements do not include Section 280G excise tax gross-ups. The employment agreements are described in more detail below under “Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below.

Tax and Accounting Considerations

Code Section 162(m).  Generally, Section 162(m) of the Code, or Section 162(m), disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualifies as “performance-based compensation” within the meaning of the Code. The IRS has previously issued private letter rulings holding that

Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. We have therefore determined that compensation paid to the Company’s executive officers by the operating partnership or a subsidiary of the Operating Partnership for services to the Operating Partnership should not be subject to this limit. Nonetheless, our Compensation Committee may seek to structure the compensation paid to our executive officers as “performance-based compensation” within the meaning of Section 162(m). In approving the amount and form of compensation for our executive officers in the future, our Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Code Section 409A.  Section 409A of the Internal Revenue Code of 1986, or Section 409A, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting for Stock-Based Compensation.  We follow FASB Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Special Note Regarding Non-GAAP Financial Measures and Other Metrics

This Compensation Discussion and Analysis contains certain non-GAAP financial measures and other metrics, which are described in more detail as follows:

•	Operating FFO. We generally calculate Operating FFO as FFO (calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT) excluding certain non-recurring and often non-cash charges and gains and losses that management believes are not indicative of the results of our operating real estate portfolio. A reconciliation of Operating FFO to net income (loss) is included on pages 84 – 85 of our Annual Report on Form 10-K for the year ended December 31, 2015.
•	Adjusted EBITDA. We calculate Adjusted EBITDA as EBITDA (net income (loss) adjusted to exclude interest expense and interest income, provision (benefit) for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization) excluding unamortized deferred financing costs, gains (losses) on extinguishment of debt, transaction and integration costs, equity-based compensation expense, restructuring costs, gain (loss) on legal settlement and gain (loss) on sale of real estate. A reconciliation of Adjusted EBITDA to net income (loss) is included on pages 87 – 88 of our Annual Report on Form 10-K for the year ended December 31, 2015.
•	ROIC. We calculate ROIC by dividing net operating income by the average real estate assets, net, plus depreciation, less construction in progress, plus net acquired intangibles, net leasing commissions and net other fixed assets for the associated period.
•	Bookings. We define bookings as incremental annualized rent net of downgrades.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee

WILLIAM O. GRABE (Chairman)
CATHERINE R. KINNEY
PHILIP P. TRAHANAS
STEPHEN E. WESTHEAD

COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth certain compensation information for each of our named executive officers. Our named executive officers are: Chad L. Williams, our Chairman and Chief Executive Officer, William H. Schafer, our Chief Financial Officer, James H. Reinhart, our Chief Operating Officer — Operations, Daniel T. Bennewitz, our Chief Operating Officer — Sales & Marketing, and Jeffrey H. Berson, our Chief Investment Officer.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid to our named executive officers in the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary(1)	Bonus(1)		Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
Chad L. Williams Chairman and Chief Executive Officer	2015	$550,000	$550,000		$1,842,460	$550,000	$30,053	$3,522,513
	2014	$550,000	$357,521	(5)	$—	$—	$32,791	$940,312
	2013	$550,000	$495,000		$412,482	$137,498	$129,566	$1,724,546
William H. Schafer Chief Financial Officer	2015	$350,000	$350,000		$647,445	$175,000	$53,021	$1,575,466
	2014	$350,000	$227,530	(6)	$799,969	$—	$43,182	$1,420,681
	2013	$350,000	$315,000		$262,500	$87,496	$256,011	$1,271,007
James H. Reinhart Chief Operating Officer – Operations	2015	$350,000	$350,000		$524,975	$175,000	$35,746	$1,435,721
	2014	$350,000	$175,000		$1,099,993	$—	$25,305	$1,650,298
	2013	$350,000	$157,500		$262,500	$87,496	$38,449	$895,945
Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	2015	$350,000	$350,000		$524,975	$175,000	$35,775	$1,435,750
	2014	$350,000	$175,000		$1,099,993	$—	$25,689	$1,650,682
	2013	$350,000	$157,500		$262,500	$87,496	$38,652	$896,148
Jeffrey H. Berson Chief Investment Officer	2015	$325,000	$325,000		$487,482	$162,504	$23,932	$1,323,918
	2014	$325,000	$162,500		$699,973	$—	$17,965	$1,205,438
	2013	$325,000	$146,250		$893,739	$81,249	$9,079	$1,455,317

(1)	2013 amounts include amounts related to service as an executive officer of our predecessor prior to our initial public offering in October 2013.
(2)	2015 amounts reflect the aggregate grant date value of restricted stock awards granted on February 27, 2015, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted. 2014 amounts reflect the aggregate grant date value of restricted stock awards granted on November 3, 2014, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.51 by the number of shares of restricted stock granted. 2013 amounts reflect the aggregate grant date value of restricted stock awards granted concurrently with our initial public offering on October 15, 2013, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the initial public offering share price of $21.00 by the number of shares of restricted stock granted.
(3)	2015 amounts reflect the aggregate grant date fair value of options granted on February 27, 2015, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 8 — “Partners’ Capital, Equity and Incentive Compensation Plans” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. 2013 amounts reflect the aggregate grant date fair value of options granted concurrently with our initial public offering on October 15, 2013, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 8 — “Partners’ Capital, Equity and Incentive Compensation Plans” to our consolidated financial statements include in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)	Consists of the value of our 401(k) plan match, financial planning assistance, premiums for medical, dental, long-term disability and group term life insurance and, with respect to Mr. Schafer only, fees for a corporate country club membership and the reimbursement of supplemental disability insurance premiums. For 2015, on an individual basis, these amounts include, among other things:
•	with respect to Mr. Williams, approximately $6,698 of financial and investment planning services, $14,485 of medical and dental insurance premiums and $7,950 in matching 401(k) contributions made by the Company;
•	with respect to Mr. Schafer, $12,066 of financial and investment planning services, $14,485 of medical and dental insurance premiums; $8,292 of disability insurance premiums; $9,610 for a corporate country club membership and $7,950 in matching 401(k) contributions made by the Company;
•	with respect to Mr. Reinhart, $12,066 of financial and investment planning services; $15,032 of medical and dental insurance premiums and $7,950 in matching 401(k) contributions made by the Company;
•	with respect to Mr. Bennewitz, $12,066 of financial and investment planning services; $15,141 of medical and dental insurance premiums and $7,950 in matching 401(k) contributions made by the Company; and
•	with respect to Mr. Berson, $15,032 of medical insurance premiums and $7,950 in matching 401(k) contributions made by the Company.
(5)	Mr. Williams elected to receive approximately 35% of his bonus in restricted stock (5,375 shares) in order to increase the amount of budgeted cash available for awarding 2014 cash bonuses to employees of the Company. These shares were granted on February 27, 2015 and vest ratably over the first four anniversaries of the date of grant. The aggregate grant date value of these shares of restricted stock was $192,479, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted. These shares are reflected in the 2015 Grants of Plan-Based Awards Table below and the grant date fair value of these shares are included in the “Stock Awards” column of this table for 2015.
(6)	Mr. Schafer elected to receive approximately 35% of his bonus in restricted stock (3,420 shares) in order to increase the amount of budgeted cash available for awarding 2014 cash bonuses to employees of the Company. These shares were granted on February 27, 2015 and vest ratably over the first four anniversaries of the date of grant. The aggregate grant date value of these shares of restricted stock was $122,470, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted. These shares are reflected in the 2015 Grants of Plan-Based Awards Table below and the grant date fair value of these shares are included in the “Stock Awards” column of this table for 2015.

2015 Grants of Plan-Based Awards

The following table sets forth information concerning the grants of plan-based awards made to each of our named executive officers for the fiscal year ended December 31, 2015.

Name and Position	Grant Date	Number of Shares of Stock(1)		Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Chad L. Williams Chairman and Chief Executive Officer	2/27/15	51,451	(3)	—	—	$1,842,460
	2/27/15	—		68,750	$35.81	550,000
William H. Schafer Chief Financial Officer	2/27/15	18,080	(4)	—	—	$647,445
	2/27/15	—		21,875	$35.81	175,000
James H. Reinhart Chief Operating Officer – Operations	2/27/15	14,660		—	—	$524,975
	2/27/15	—		21,875	$35.81	175,000
Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	2/27/15	14,660		—	—	$524,975
	2/27/15	—		21,875	$35.81	175,000
Jeffrey H. Berson Chief Investment Officer	2/27/15	13,613				$487,482
	2/27/15	—		20,313	$35.81	162,504

(1)	These awards vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee
(2)	Amounts represent the aggregate grant date fair value of shares of restricted Class A common stock granted to our executive officers on February 27, 2015, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of the restricted stock was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted.
(3)	Includes 5,375 shares of restricted stock granted on February 27, 2015 upon the executive’s election to receive a portion of his 2014 annual bonus in restricted stock.
(4)	Includes 3,420 shares of restricted stock granted on February 27, 2015 upon the executive’s election to receive a portion of his 2014 annual bonus in restricted stock.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Executive Employment Agreements

We have entered into employment agreements with each of Messrs. Williams, Schafer, Reinhart, Bennewitz and Berson.

Williams Employment Agreement

Mr. Williams’ employment agreement provides for a three-year term with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. Mr. Williams is obligated to devote substantially all of his business time and effort to the performance of his duties to us, provided that he is permitted to engage in other specified activities, including engaging in civic, charitable and religious activities and management of personal investments and affairs, including active involvement in real estate or other investments not involving data centers in any material respect, in each case so long as such activities do not materially and adversely interfere with Mr. Wlliams’ discharge of his duties and obligations to us.

Mr. Williams’ employment agreement provides for a base salary of $550,000, subject to annual review, a bonus opportunity targeted at 100% of base salary for targeted performance, with additional amounts being paid for exceptional performance as determined by the Compensation Committee, and paid vacation of 25 days or the number of days granted to any other executive, whichever is greater. In addition, upon termination of Mr. Williams’ employment agreement, other than as a result of a termination for “cause” or a resignation without “good reason,” as those terms are defined in the employment agreement, Mr. Williams will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) two times his then-current base salary and (B) two times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;
•	full vesting of his equity awards; and
•	the right to continued participation by Mr. Williams and his family members, for a period of 24 months, in our group health plans (or, if the same is not permitted by law or the terms of the plan, reimbursement of the cost of equivalent coverage), subject to reimbursement by Mr. Williams of the cost of such participation by his extended family members.

In the event Mr. Williams is terminated other than as a result of a termination for cause or a resignation without good reason within two years following a “change in control,” Mr. Williams will be eligible to receive the severance compensation set forth above, provided that (1) the payment set forth in the first bullet point set forth above will be calculated with a three times multiple, and (2) Mr. Williams also will be entitled to one year of outplacement services and support. In the event Mr. Williams is terminated as a result of death or disability, he will be eligible to receive the severance compensation set forth above, provided that the payment set forth in the first bullet point set forth above will be calculated with a one times multiple.

Pursuant to Mr. Williams’ employment agreement, we provide standard company health insurance to cover Mr. Williams and members of his immediate family (and, if coverage of his immediate family is not permitted by law or the terms of the plan, he will be reimbursed for the cost of equivalent coverage). We also provide standard company health insurance to cover specified members of Mr. Williams’ extended family, provided that Mr. Williams will reimburse us for the cost of such coverage. In addition, Mr. Williams is provided with administrative support commensurate with his position as well as executive support services applicable to other senior executives. Mr. Williams also may from time to time seek assistance from two of our employees for personal accounting and financial matters. To the extent that Mr. Williams utilizes other employees for matters unrelated to our business, such arrangements will be in accordance with established procedures, including reimbursement of the reasonable value associated with any material use.

Mr. Williams’ employment agreement provides that, during the term and for a period of one year following his termination, Mr. Williams will not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed services in the United States, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any interests in any data center facilities, colocation facilities or managed service providers in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, Mr. Williams’ employment agreement also provides that, during the term and for a one-year period following his termination, he will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors, or encourage any of our employees or independent contractors to terminate their employment with, or cease rendering services to, us. In addition, Mr. Williams’ employment agreement provides for a confidentiality covenant on the part of Mr. Williams and a covenant that both we and Mr. Williams agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

Mr. Williams’ employment agreement generally defines:

•	“change in control” as (i) the acquisition by a person, entity or affiliated group, in a transaction or series of transactions, of at least 30% of the total combined voting power of our outstanding securities, (ii) individuals who, at the beginning of any 12 month period, constitute our Board cease for any reason to constitute a majority of our Board at the end of such 12 month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization following which voting securities prior to the transaction represent less than 70% of our voting securities after the transaction, or (iv) a sale of all or substantially all of our assets;
•	“cause” as Mr. Williams’ (i) willful act or omission that causes material harm and represents a breach of his obligation to maintain the company’s confidential information, (ii) conviction and exhaustion of all appeals of, or pleading guilty or nolo contendere to, a crime that constitutes a felony involving dishonesty or moral turpitude, or (iii) willful commission of an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company; and
•	“good reason” as (i) the diminution in Mr. William’s authority, duties or responsibilities, or any adverse change in his title as chief executive officer of the Company or in his title as Chairman of the Board (including failure of Mr. Williams to be elected Chairman of the Board at any annual meeting of stockholders), or failure of the Board to nominate Mr. Williams for election as Chairman of the Board at any annual meeting of stockholders, (ii) movement of Mr. William’s place of employment by more than fifty miles from Overland Park, Kansas, (iii) any diminution in Mr. William’s base compensation, as in effect from time to time, (iv) a material breach by the Company of any term of the employment agreement, or (v) the failure of any successor to the Company to assume the agreement.

Schafer Amended and Restated Employment Agreement

Mr. Schafer’s amended and restated employment agreement provides for an initial term expiring March 31, 2016 with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. Mr. Schafer is obligated to devote substantially all of his business time and effort to the performance of his duties to us, provided that he is permitted to engage in other specified activities, including civic, charitable and religious activities and management of personal investments and affairs, so long as such activities do not materially and adversely interfere with Mr. Schafer’s discharge of his duties and obligations to us.

Our employment agreement with Mr. Schafer provides for a base salary of $350,000, subject to annual review, a bonus opportunity targeted at 100% of base salary for threshold performance, with additional amounts being paid for exceptional performance as determined by the Compensation Committee, and four weeks’ paid vacation. In addition, upon termination of Mr. Schafer’s employment agreement, other than as a result of a termination for “cause,” a resignation without “good reason” or a termination following death or disability, as each of those terms are defined in the employment agreement, Mr. Schafer will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) one times his then current base salary, (B) his prorated bonus for the year of termination, and (C) one times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;
•	solely in the case of termination without cause or with good reason, vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;
•	solely in the case of death or disability, full vesting of equity awards; and

•	continued coverage under our health insurance plans for one year following termination (provided that if such continuation is not possible, we will reimburse an amount equal to the cost of health insurance coverage for Mr. Schafer and his family for one year following his termination that is substantially similar to the coverage provided to Mr. Schafer under our health insurance plans prior to his termination) and reimbursement of premiums for any subsequent COBRA continuation coverage.

In the event Mr. Schafer’s employment is terminated because we elect not to renew his employment agreement, then Mr. Schafer will be deemed to have been terminated without cause and eligible to receive the severance payments set forth above. In addition, in the event Mr. Schafer is terminated other than as a result of a termination for cause or a resignation without good reason within two years following a “change in control,” he will be eligible to receive the following benefits in addition to his then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) two times his then current base salary and (B) two times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;
•	reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of Mr. Schafer’s termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which Mr. Schafer becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of his termination; and
•	one year of outplacement services and support.

Mr. Schafer’s employment agreement provides that, during the term and for a period of one year following his termination, he may not, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other company, corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing data centers, other than the ownership of up to five percent of the outstanding shares of any public company. Moreover, Mr. Schafer’s employment agreement provides that, during the term and for a one-year period following his termination, he will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors or former employees or independent contractors who left employment within the prior year, or encourage any of our employees or independent contractors to terminate their employment with, or cease rendering services to, us. In addition, Mr. Schafer’s employment agreement provides for a confidentiality covenant on the part of Mr. Schafer and a covenant that both we and Mr. Schafer agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

Mr. Schafer’s employment agreement defines “change in control” in the same manner as Mr. Williams’ employment agreement as described above in the section called “— Williams Employment Agreement.” In addition, Mr. Schafer’s employment agreement generally defines:

•	“cause” as Mr. Schafer’s (i) willful act or omission that causes material harm and represents (a) a material breach of the agreement or (b) any breach of certain covenants in the agreement, including those related to confidential information, non-disparagement, non-competition, non-solicitation and cooperation, (ii) conviction of, or pleading guilty or nolo contendere to, a crime that constitutes a felony or a misdemeanor involving dishonesty or moral turpitude; (iii) willful and material violation of the written rules, regulations, procedures, or policies relating to the conduct of employees, directors or officers of the Company that cause material harm; (iv) commission of an act of dishonesty, theft, fraud, embezzlement or material misappropriation of property of the Company; or (v) act that will or is reasonably expected to have, a significant adverse effect on the business or reputation of the Company unless such act was taken with the good faith belief that it was in the best interest of the Company; and

•	“good reason” as (i) a material diminution in Mr. Schafer’s authority, duties or responsibilities, or any significant adverse change in his title as chief financial officer of the Company, (ii) movement of Mr. Schafer’s place of employment more than fifty miles from Overland Park, Kansas, (iii) a material diminution in Mr. Schafer’s base compensation, as in effect from time to time, or (iv) a material breach by the Company of any term of the employment agreement.

Reinhart, Bennewitz and Berson Employment Agreements

The employment agreements of Messrs. Reinhart, Bennewitz and Berson provide for a two-year term with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. The executive is obligated to devote substantially all of his or her business time and effort to the performance of his duties to us, provided that he or she is permitted to engage in other specified activities, including civic, charitable and religious activities and management of personal investments and affairs, so long as such activities do not materially and adversely interfere with his or her discharge of his duties and obligations to us.

The employment agreements with each of Messrs. Reinhart, Bennewitz and Berson provide for base salaries of $350,000, $350,000 and $325,000, respectively, subject to annual review, a bonus opportunity initially equal to 50%, which has been increased to 100%, of base salary and four weeks’ paid vacation. In addition, upon termination of these employment agreements, other than as a result of a termination for “cause” or a resignation without “good reason,” as those terms are defined in each employment agreement, the executive will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his or her then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) one times his or her then current base salary, and (B) one times his or her target bonus for the year of termination;
•	a lump sum cash payment equal to all bonus amounts earned but not yet paid for the year prior to the year of termination;
•	vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;
•	solely in the case of Mr. Berson, full vesting of his initial, one-time equity award granted pursuant to the terms of his employment agreement;
•	reimbursement of premiums for COBRA continuation coverage; and
•	one year of outplacement services and support.

In the event of termination for death or disability, the executive will receive full vesting of his or her equity awards.

In the event we elect not to renew the initial term of Mr. Reinhart’s or Mr. Bennewitz’s employment agreement, they will be deemed to have been terminated without cause and eligible to receive the severance payments set forth above. Similarly, in the event we elect not to renew the initial term or the next renewal term of Mr. Berson’s employment agreement, he will be deemed to have been terminated without cause and eligible to receive the severance payments set forth above.

The employment agreements of Messrs. Reinhart, Bennewitz and Berson provide that, during the term and for a period of one year following the executive’s termination, the executive will not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed services, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any interests in any data center facilities, colocation facilities or managed service providers, in each case in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, each of these employment agreements provides that, during the term and for a one-year period following the executive’s termination, the executive will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors or former employees or independent contractors who left employment within the prior year, or encourage any of our employees or independent contractors to terminate their employment with, or cease rendering services to, us. In addition, each of these employment agreements provides for a confidentiality covenant on the part of the executive and a covenant that both we and the executive agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

The employment agreements of Messrs. Reinhart, Bennewitz and Berson generally define:

•	“cause” as the executive’s (i) conviction of, or pleading guilty or nolo contendere to, a crime that constitutes a felony or any lesser criminal offense involving dishonesty or moral turpitude; (ii) commission of an act of dishonesty, theft, fraud, or embezzlement, (iii) willful act that has a significant adverse effect on the reputation of the Company, or any of its affiliates, (iv) the substantial failure or refusal to perform the duties of the title specified in his or her employment agreement, or (v) material violation of the material written rules, regulations, procedures, or policies relating to the conduct of employees, directors or officers of the Company; and
•	“good reason” as (i) a material diminution in executive’s authority, duties or responsibilities (including reporting responsibilities), or any significant adverse change in executive’s title; (ii) a material diminution in executive’s base pay, as in effect from time to time; (iii) movement of the executive’s place of employment by more than fifty miles, (iv) the failure of a successor to the assets or business of the Company to assume the obligations of the Company under the agreement.

Regardless of the reason for any termination of employment, each of our executive officers who is a party to an employment agreement, including Mr. Williams and Mr. Schafer, will be entitled to receive the following upon termination, which is referred to above as “accrued compensation”: (a) the executive’s salary hereunder through the termination date to the extent not theretofore paid; (b) the amount of any accrued but unused vacation pay; (c) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement; and (d) any performance bonus or discretionary bonus that has been earned or declared for a bonus period ending before the termination date but not paid before the termination date.

Equity Incentive Plans — Vesting and Change in Control

We and our predecessor have granted equity awards to our directors and executive officers under two equity incentive plans — the 2013 Equity Incentive Plan and the 2010 Equity Incentive Plan.

2013 Plan

Prior to the completion of our initial public offering, our board of directors adopted, and our stockholders approved, the QTS Realty Trust, Inc. 2013 Equity Incentive Plan (as amended to date, the “2013 Plan”) for future grants of equity awards to our non-employee directors, executive officers and other key employees and service providers, including officers and employees of our affiliates. All grants of restricted stock and stock options to our named executive officers and directors have been made under the 2013 Plan.

Under the 2013 Plan, if we experience a change in control in which outstanding options, share appreciation rights, restricted shares, share units, performance shares, performance units or other equity-based awards will not be assumed or continued by the surviving entity: (i) with the exception of any performance share or performance units, all restricted shares will vest, and all share units and dividend equivalent rights will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at the board of directors’ discretion either or both of the following actions will be taken (A) all options and share appreciation rights will become exercisable 5 days before the change in control and terminate upon the consummation of the change in control, or (B) all options, share appreciation rights, restricted shares and share units will be canceled in connection with the change in control for a payment equal to the price per share paid to holders of shares of common stock in the change in control transaction less, in the case, of options or share appreciation rights, the option exercise price or share appreciation right exercise price per share. In the event the option exercise price or share appreciation right exercise price of an award exceeds the price per share paid to stockholders in the change in control, such options and share appreciation rights may be terminated for no consideration. In the case of performance shares and performance units, if more than half of the performance period has lapsed, the performance shares will be converted into restricted shares based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance shares will be converted into restricted shares assuming target performance has been achieved.

In summary, a change in control under the 2013 Plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;
•	we experience a merger or consolidation with any other entity or we approve the issuance of voting securities in connection with a merger or consolidation other than (i) a merger or consolidation which would result in our voting securities continuing to represent at least 50.1% of the combined voting power of our voting securities or any surviving or parent entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement our recapitalization in which no person, entity or affiliated group becomes the beneficial owner of our securities representing 50% or more of the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities;
•	we consummate a sale of all or substantially all of our assets; or
•	during the period of any twelve consecutive months, individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute a majority of our board of directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose.

2010 Plan

The 2010 Plan was approved in May 2010 by the board of directors of our operating partnership’s then-general partner for the purpose of granting awards of unit options, restricted units and profits interests in our operating partnership to employees, directors and other service providers of our operating partnership. Since the adoption of our 2013 Plan in connection with our initial public offering we have not, and we will not, make any further awards under the 2010 Plan. The only awards that remain outstanding under the 2010 Plan as of March 9, 2016 consist of 1,292,899 Class O LTIP units and 17,375 Class RS LTIP units held by our directors, executive officers and employees. A majority of these LTIP units, which we granted between May 2010 and June 2013, generally vest over a four-year period, beginning with 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter. Some of these LTIP units, however, were subject to special performance and cliff vesting terms that resulted in full vesting on either March 1, 2015 or March 1, 2016.

In the event of a change of control (as defined in the 2010 Plan) of the operating partnership, any unvested LTIP units will become immediately vested. In summary, a “change in control” under the 2010 Plan occurs if:

•	A person, entity or affiliated group (with certain exceptions) acquires beneficial ownership, directly or indirectly, of 50% or more of the voting power of the operating partnership’s outstanding voting securities;
•	During any period of twelve months, individuals who at the beginning of the period constitute the board of directors of the operating partnership’s then-general partner and any new director whose election was approved by vote of at least a majority of the directors then in office, cease to constitute at least a majority of the board of directors of operating partnership’s then-general partner;
•	The partners of the operating partnership approve a merger with any other entity other than a merger which results in voting securities of the operating partnership outstanding immediately before the merger continuing to represent at least 50.1% of the voting power of the operating partnership or the entity surviving the merger; or
•	There is a sale or disposition by the operating partnership of all or substantially all of its assets.

LTIP Units

LTIP units are a special class of limited partnership units in our operating partnership that are structured to qualify as “profits interests” for tax purposes, with the result that at issuance they have no capital account in the operating partnership. Any LTIP units issued by our operating partnership may be subjected to vesting requirements as determined by our Compensation Committee. When vested, LTIP units are convertible by the holder (or, with respect to Class RS LTIP units that have achieved a capital account, automatically convert) into OP units on the terms set forth in our operating partnership’s partnership agreement. Our operating partnership currently has authorized and outstanding two classes of LTIP units — Class RS LTIP units and Class O LTIP units.

Vested Class RS LTIP units receive the same quarterly per unit profit distributions as the other outstanding OP units in our operating partnership. Unvested Class RS LTIP units do not receive distributions until they become vested, at which time they are entitled to distributions plus catch-up distributions for the period during which such units were not vested. At the date of grant, each Class RS LTIP unit will have a capital account of zero, and, therefore, the holder of the Class RS LTIP unit would receive nothing if our operating partnership were liquidated immediately after the Class RS LTIP unit is awarded. However, our operating partnership’s partnership agreement requires that “book gain” or economic appreciation in our assets realized by our operating partnership, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable Treasury Regulations, be allocated first to the Class RS LTIP units until the capital account per Class RS LTIP unit is equal to the capital account per OP unit. The applicable Treasury Regulations and our amended partnership agreement provide that assets of our operating partnership may be revalued upon specified events, including upon additional capital contributions by us or other partners of our operating partnership, upon a distribution by our operating partnership to a partner in redemption of partnership interests, upon the liquidation of the operating partnership or upon a later issuance of additional LTIP units. Each Class RS LTIP unit is convertible into OP units by our operating partnership at any time or by the holder at any time following full vesting (if such unit is subject to vesting), and upon equalization of the capital account of a Class RS LTIP unit with the per unit capital account of the OP units (and full vesting of the Class RS LTIP unit, if such unit is subject to vesting), the Class RS LTIP unit will automatically convert into one OP unit, subject to certain exceptions and adjustments. There is a risk that certain Class RS LTIP units will never become convertible into OP units because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for vested Class RS LTIP units may be zero or less than the value of an equal number of shares of our common stock.

Class O LTIP units do not participate in quarterly per unit profit distributions (although Class O LTIP units are entitled to tax distributions equal to the lesser of (i) the amount we determine to be adequate to satisfy tax liabilities resulting from any taxable income allocation, or (ii) the distribution per OP unit for the year in question). Initially, each Class O LTIP unit will have a capital account of zero and, therefore, the holder of the Class O LTIP unit would receive nothing if our operating partnership were liquidated immediately after the Class O LTIP unit is awarded. However, our operating partnership’s partnership agreement requires that “book gain” or economic appreciation in our assets realized by our operating partnership, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable Treasury Regulations, be allocated to the Class O LTIP units (after allocations to the Class RS LTIP units and together with the OP units) until the capital account per Class O LTIP unit is equal to the excess of the capital account per OP unit over the amount of such capital account on the date of issuance of the Class O LTIP unit. Each Class O LTIP unit is convertible into OP units by the Operating Partnership at any time or by the holder at any time following full vesting (if such unit is subject to vesting), and upon equalization of the capital account of a Class O LTIP unit (and full vesting of the Class O LTIP unit, if such unit is subject to vesting), the Class O LTIP unit generally will be convertible into a number of OP units equal to (i) the Class O LTIP unit’s capital account divided by (ii) the capital account balance of an OP unit (i.e., in a manner similar to a typical stock appreciation right), subject to certain exceptions and adjustments. There is a risk that a Class O LTIP unit will never become convertible into such amount of OP units because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for a given number of vested Class O LTIP units may be zero or less than the value of an equal number of shares of our common stock.

Outstanding Equity Awards at Fiscal Year-End December 31, 2015

The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2015.

		Option/Class O LTIP Unit Awards							Stock/Class RS LTIP Unit Awards
Name and Position	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable/ Number of Units Convertible		Number of Securities Underlying Unexercised Options Unexercisable/ Number of Units Not Convertible		Option Exercise Price		Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested(1)
Chad L. Williams Chairman and Chief Executive Officer	2/27/2015	—		—		—		—	51,451	(2)	$2,320,955
	2/27/2015	—		68,750	(3)	$35.81		2/27/2025	—		—
	10/15/2013	—		—		—		—	8,593	(4)	$387,630
	10/15/2013	21,972	(5)	17,090	(5)	$21.00		10/15/2023	—		—
	11/5/2012	406,250	(6)	93,750	(6)		(7)	—	—		—
William H. Schafer Chief Financial Officer	2/27/2015	—		—		—		—	18,080	(2)	$815,589
	2/27/2015	—		21,875	(3)	$35.81		2/27/2025	—		—
	11/3/2014	—		—		—		—	16,896	(8)	$762,269
	10/15/2013	—		—		—		—	5,469	(4)	$246,707
	10/15/2013	13,982	(5)	10,875	(5)	$21.00		10/15/2023	—		—
	9/1/2012	—		—		—		—	3,125	(9)	$140,969
	9/1/2012	43,750	(6)	6,250	(6)		(7)	—	—		—
	5/27/2010	—		—		—		—	22,500	(9)	$1,014,975
	5/27/2010	27,500	(6)	22,500	(6)		(10)	—	—		—
James H. Reinhart Chief Operating Officer – Operations	2/27/2015	—		—		—		—	14,660	(2)	$661,313
	2/27/2015	—		21,875	(3)	$35.81		2/27/2025	—		—
	11/3/2014	—		—		—		—	23,233	(8)	$1,048,041
	10/15/2013	—		—		—		—	5,469	(4)	$246,707
	10/15/2013	13,982	(5)	10,875	(5)	$21.00		10/15/2023	—		—
	9/1/2012	—		—		—		—	6,250	(9)	$281,938
	9/1/2012	43,750	(6)	6,250	(6)		(7)	—	—		—
Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	2/27/2015	—		—		—		—	14,660	(2)	$661,313
	2/27/2015	—		21,875	(3)	$35.81		2/27/2025	—		—
	11/3/2014	—		—		—		—	23,233	(8)	$1,048,041
	10/15/2013	—		—		—		—	5,469	(4)	$246,707
	10/15/2013	13,982	(5)	10,875	(5)	$21.00		10/15/2023	—		—
	9/1/2012	—		—		—		—	6,250	(9)	$281,938
	9/1/2012	43,750	(6)	6,250	(6)		(7)	—	—		—
Jeffrey H. Berson Chief Investment Officer	2/27/2015	—		—		—		—	13,613	(2)	$614,082
	2/27/2015	—		20,313	(3)	$35.81		2/27/2025	—		—
	11/3/2014	—		—		—		—	14,784	(8)	$666,906
	10/15/2013	—		—		—		—	18,620	(4)	$839,948
	10/15/2013	12,983	(5)	10,099	(5)	$21.00		10/15/2023	—		—

(1)	The market value of unvested shares is calculated by multiplying the number of unvested shares of Class A common stock held by the applicable named executive officer by the closing price of our Class A common stock on December 31, 2015, which was $45.11. The market value of unvested Class RS LTIP units is calculated by multiplying the number of unvested Class RS LTIP units held by the applicable named executive officer by the closing price of our Class A common stock on December 31, 2015, which was $45.11.

(2)	Amount represents restricted shares of Class A common stock granted on February 27, 2015. These shares vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(3)	Amount represents options to purchase Class A common stock granted on February 27, 2015. These options vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(4)	Amount represents restricted shares of Class A common stock granted concurrently with our initial public offering. These shares vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(5)	Amount represents options to purchase Class A common stock granted concurrently with our initial public offering. These options vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(6)	Consists of Class O LTIP units in our operating partnership. Each vested Class O LTIP unit may be converted into a number of OP units equal to (i) (x) the excess of the then-capital account per OP unit over (y) the capital account per OP unit on the date of issuance of the Class O LTIP unit being converted, divided by (ii) the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class O LTIP units. These awards vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, provided that 22,500 of the units granted to Mr. Schafer in May 2010 automatically vested in full on March 1, 2016. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plans-Vesting and Change of Control — 2010 Plan.”
(7)	The capital account per OP unit was $25.00 when these Class O LTIP units were granted. As of December 31, 2015, the capital account per OP unit was $42.61. See note 6 above for a description of the number of OP units receivable upon conversion of Class O LTIP units.
(8)	Amount represents restricted shares of Class A common stock granted on November 3, 2014. These shares vest ratably over the first four anniversaries of the date of grant, subject to continued service as an employee.
(9)	Consists of Class RS LTIP units in our operating partnership. Each vested Class RS LTIP unit may be converted into one OP unit upon equalization of the Class RS LTIP unit’s capital account with the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class RS LTIP units. These awards vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, provided that 22,500 of the units granted to Mr. Schafer in May 2010 automatically vest in full on March 1, 2016, subject to continued service as an employee, but contain a performance-vesting feature that could result in earlier vesting. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plans-Vesting and Change of Control — 2010 Plan.”
(10)	The capital account per OP unit was $20.00 when these Class O LTIP units were granted. As of December 31, 2015, the capital account per OP unit was $42.61. See note 6 above for a description of the number of OP units receivable upon conversion of Class O LTIP units.

2015 Option Exercises and Stock Vested

The following table sets forth the number of shares of restricted stock and Class RS LTIP units that vested for each of our named executive officers during 2015 and the value realized by these officers upon such vesting. During 2015, no stock options were exercised and no Class O LTIP units were converted by our named executive officers.

	Option Awards		Stock Awards			Class RS LTIP Unit Awards
Name and Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares of Stock Acquired on Vesting		Value Realized on Vesting(3)	Number of Class RS LTIP Units Acquired on Vesting(4)	Value Realized on Vesting(5)
Chad L. Williams Chairman and Chief Executive Officer	—	—	4,908	(1)	$198,355	—	—
William H. Schafer Chief Financial Officer	—	—	8,756	(2)	$326,282	6,250	$252,591
James H. Reinhart Chief Operating Officer – Operations	—	—	10,868	(2)	$401,279	12,500	$505,186
Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	—	—	10,868	(2)	$401,279	12,500	$505,186
Jeffrey H. Berson Chief Investment Officer	—	—	15,564	(2)	$604,845	—	—

(1)	Consists of restricted shares of Class A common stock granted concurrently with our initial public offering on October 15, 2013. These shares vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(2)	Consists of (i) restricted shares of Class A common stock granted concurrently with our initial public offering on October 15, 2013, which vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, and (ii) restricted shares of Class A common stock granted on November 3, 2014, which vest ratably over the first four anniversaries of the date of grant, subject to continued service as an employee.
(3)	The value realized upon vesting is calculated by multiplying the number of shares vested on each vesting date by the market value of our common stock on such date, which is assumed to be the per share closing price on the NYSE as of such date.
(4)	Consists of Class RS LTIP units in our operating partnership, which converted automatically into OP units upon vesting pursuant to their terms. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class RS LTIP units.
(5)	The value upon vesting is calculated by multiplying the number of units vested on each vesting date by the market value of our common stock on such date, which is assumed to be the per share closing price on the NYSE as of such date.

Potential Payments upon Termination or Change in Control

The compensation payable to our named executive officers upon the following occurrences is set forth above in the sections entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” and “— Equity Incentive Plans-Vesting and Change in Control”:

•	voluntary termination by the executive for good reason (including following changes of control);
•	termination by us without cause (including following changes of control);
•	termination in the event of permanent disability or death of the executive; and
•	a change in control without a corresponding termination.

The compensation payable to our named executive officers upon such terminations or change in control will be paid in a single lump sum. The other benefits will be conditioned upon the executive’s continued compliance with the non-competition, non-solicitation, confidentiality and other covenants contained in the employment agreement. All of the foregoing benefits payable upon termination are conditioned upon the executive’s execution of a general release of claims.

The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to our named executive officers under the terms of their employment agreements described above upon termination of those agreements under various scenarios, or upon a change in control without a termination, as of December 31, 2015:

Name	Termination			No Termination
	Without Cause/For Good Reason	Without Cause/For Good Reason upon a Change in Control(1)	Death/Disability	Change in Control(2)
Chad L. Williams	$8,679,909	$9,789,909	$6,429,170	$7,579,909
William H. Schafer	$4,716,912	$5,880,608	$4,411,164	$5,512,267
James H. Reinhart	$1,201,190	$3,818,402	$3,101,495	$3,101,495
Daniel T. Bennewitz	$1,201,190	$3,818,402	$3,101,495	$3,101,495
Jeffrey H. Berson	$1,532,163	$3,521,014	$2,854,170	$2,854,170

(1)	Amounts assume that equity awards under the 2013 Plan are not assumed or continued by the surviving entity in the change in control and, therefore, that such awards vest in full upon the change in control. Equity awards under the 2010 Plan vest in full automatically upon a change in control.
(2)	Consists solely of acceleration of equity awards. Amounts assume that equity awards under the 2013 Plan are not assumed or continued by the surviving entity in the change in control and, therefore, that such awards vest in full upon the change in control. Equity awards under the 2010 Plan vest in full automatically upon a change in control.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2015, concerning shares of our common stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders	867,882		$27.80	3,352,305
Equity compensation plans not approved by stockholders(1)	—		—	—
Total equity compensation plans	867,882	(2)	$27.80	3,352,305

(1)	Our operating partnership’s 2010 Plan was approved in May 2010 by the board of directors of our operating partnership’s then-general partner. Since the adoption of our 2013 Plan in connection with our initial public offering we have not made, and we will not make, any further awards under the 2010 Plan. The only awards that remained outstanding under the 2010 Plan as of December 31, 2015 consisted of 1,292,899 Class O LTIP units and 39,875 Class RS LTIP units held by our directors, executive officers and employees. As of December 31, 2015, the vested portion of these LTIP units were convertible into 356,996 OP units.
(2)	This amount consists of options to purchase 792,069 shares of common stock granted to certain of our directors and executive officers and options to purchase 75,813 shares of common stock granted to certain non-executive officer employees. It does not include 394,908 outstanding shares of restricted stock granted to certain executive officers and non-executive officer employees and outstanding as of December 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 9, 2016 (the record date for the Annual Meeting) regarding the beneficial ownership of our common stock, OP units and LTIP units by (1) each of our directors, (2) each of our named executive officers, (3) all of our directors, and executive officers as a group and (4) each holder of five percent or more of our common stock. The extent to which a person holds OP units or LTIP units as opposed to common stock is described in the footnotes below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the common stock, OP units and LTIP units shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. “OP units” refer to the common units of limited partnership interest in our operating partnership. “LTIP Units” refer to our operating partnership’s Class O LTIP units and Class RS LTIP units collectively. When vested, LTIP units are convertible by the holder, or convert automatically, as the case may be, into OP units on the terms set forth in our operating partnership’s partnership agreement. OP units are redeemable for cash or, at our election, shares of our Class A common stock on a one-for-one basis.

Unless otherwise indicated, the address of each named person is c/o QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213. To our knowledge, no shares beneficially owned by any executive officer or director have been pledged as security.

Beneficial Owner	Number of Shares and OP Units	Percentage of All Shares(1)	Percentage of All Shares and OP Units(2)
Directors and Executive Officers
Chad L. Williams(3)	7,049,482	17.0%	14.5%
William H. Schafer(4)	210,057	*		*
James H. Reinhart(5)	160,720	*		*
Daniel T. Bennewitz(6)	161,145	*		*
Jeffrey H. Berson(7)	100,652	*		*
John W. Barter(8)	122,131	*		*
William O. Grabe(9)	132,562	*		*
Catherine R. Kinney(10)	57,963	*		*
Peter A. Marino(11)	106,479	*		*
Scott D. Miller(12)	56,515	*		*
Philip P. Trahanas(13)	105,944	*		*
Stephen E. Westhead(14)	49,185	*		*
All directors and executive officers as a group (14 persons)	8,391,128	20.3%	17.3%

Beneficial Owner	Number of Shares and OP Units	Percentage of All Shares(1)	Percentage of All Shares and OP Units(2)
Other 5% Stockholders
Cohen & Steers, Inc.(15)	7,011,785	16.9%	14.4%
The Vanguard Group(16)	5,553,206	13.4%	11.4%
Waddell & Reed Financial, Inc.(17)	3,171,900	7.7%	6.5%
Vanguard Specialized Funds – REIT Index Fund(18)	2,798,261	6.8%	5.8%
Prudential Financial, Inc.(19)	2,718,253	6.6%	5.6%
Jennison Associates LLC(20)	2,632,976	6.4%	5.4%
BlackRock, Inc.(21)	2,279,894	5.5%	4.7%
Invesco Ltd.(22)	2,144,563	5.2%	4.4%

*	Less than 1.0%
(1)	Assumes a total of 41,285,231 shares of Class A common stock and 133,000 shares of Class B common stock are outstanding. In addition, amounts for individuals and directors and executive officers as a group assume that the “in the money” value of Class O LTIP units that are vested or will be vested within 60 days are converted into OP units, Class RS units held by each individual are converted into OP units and all OP units held by such persons are exchanged for our common stock. The total number of shares of common stock outstanding used in calculating this percentage assumes that none of the OP units or LTIP units held by other persons are exchanged for our common stock.
(2)	Assumes a total of 41,285,231 shares of Class A common stock, 133,000 shares of Class B common stock, 6,790,105 OP units and 8,688 Class RS LTIP units are outstanding, in addition to each individual’s OP units that would be received upon conversion of vested Class O LTIP units or Class O LTIP Units that will be vested within 60 days.
(3)	Consists of 75,972 shares of Class A common stock, 96,802 restricted shares of Class A common stock, 133,000 shares of Class B common stock, 45,897 options to purchase Class A common stock exercisable within 60 days, 6,517,000 OP units (835,000 of which are held in various family trusts of which Mr. Williams in the trustee) and 180,811 OP units that would be received upon conversion of Class O LTIP units.
(4)	Consists of 15,569 shares of Class A common stock, 51,215 restricted shares of Class A common stock, 22,371 options to purchase Class A common stock exercisable within 60 days, 71,875 OP units, 3,125 Class RS LTIP units (which includes 1,562 Class RS LTIP Units which will convert automatically into 1,562 OP units on March 31, 2016) and 45,902 OP units that would be received upon conversion of Class O LTIP units.
(5)	Consists of 13,990 shares of Class A common stock, 54,987 restricted shares of Class A common stock, 22,371 options to purchase Class A common stock exercisable within 60 days, 43,750 OP units, 6,250 Class RS LTIP units (which includes 3,125 Class RS LTIP units that will convert automatically into 3,125 OP units on March 31, 2016) and 19,372 OP units that would be received upon conversion of Class O LTIP units.
(6)	Consists of 14,201 shares of Class A common stock, 55,201 restricted shares of Class A common stock, 22,371 options to purchase Class A common stock exercisable within 60 days, 43,750 OP units, 6,250 Class RS LTIP units (which includes 3,125 Class RS LTIP units that will convert automatically into 3,125 OP units on March 31, 2016) and 19,372 OP units that would be received upon conversion of Class O LTIP units.
(7)	Consists of 23,803 shares of Class A common stock, 56,076 restricted shares of Class A common stock and 20,773 options to purchase Class A common stock exercisable within 60 days.
(8)	Consists of 3,399 restricted shares of Class A common stock, 79,906 options to purchase Class A common stock exercisable within 60 days, 31,000 OP units and 4,304 OP units that would be received upon conversion of Class O LTIP units.

(9)	Consists of 79,906 options to purchase Class A common stock exercisable within 60 days, 40,000 OP Units and 12,656 OP units that would be received upon conversion of Class O LTIP units.
(10)	Consists of 3,399 restricted shares of Class A common stock, 51,543 options to purchase Class A common stock exercisable within 60 days and 3,021 OP units that would be received upon conversion of Class O LTIP units.
(11)	Consists of 3,194 restricted shares of Class A common stock, 79,285 options to purchase Class A common stock exercisable within 60 days, 22,250 OP units, and 1,750 Class RS LTIP units (which includes 875 Class RS LTIP units that will convert automatically into 875 OP units on March 31, 2016).
(12)	Consists of 3,194 restricted shares of Class A common stock, 50,300 options to purchase Class A common stock exercisable within 60 days and 3,021 OP units that would be received upon conversion of Class O LTIP units.
(13)	Consists of 3,849 restricted shares of Class A common stock, 89,439 options to purchase Class A common stock exercisable within 60 days and 12,656 OP units that would be received upon conversion of Class O LTIP units.
(14)	Consists of 3,317 restricted shares of Class A common stock, 42,847 options to purchase Class A common stock exercisable within 60 days and 3,021 OP units that would be received upon conversion of Class O LTIP units.
(15)	Based on information provided in a Schedule 13G/A filed jointly on February 16, 2016 by Cohen & Steers, Inc. (“C&S”); Cohen & Steers Capital Management, Inc. (“C&S Capital”); and Cohen & Steers UK Limited (“C&S UK”). According to the Schedule 13G/A, C&S beneficially owns 7,011,785 shares and has sole voting with respect to 5,780,109 of such shares and sole dispositive power with respect to all of such shares; C&S Capital beneficially owns 6,876,605 shares and has sole voting power with respect to 5,713,101 of such shares and sole dispositive power with respect to all of such shares; and C&S UK beneficially owns 135,180 shares and has sole voting with respect to 67,008 of such shares and has sole dispositive power with respect to all such shares. According to the Schedule 13G/A, C&S holds a 100% interest in C&S Capital. The address of C&S and C&S Capital is 280 Park Avenue, 10th Floor, New York, New York 10017 and the address of C&S UK is 21 Sackville Street, 4th Floor, London, United Kingdom W1S 3DN.
(16)	Based on Information provided in a Schedule 13G filed on February 10, 2016 by The Vanguard Group (“Vanguard”). According to the Schedule 13G, Vanguard beneficially owns 5,553,206 shares and has sole voting power with respect to 122,556 of such shares, shared voting power with respect to 29,300 of such shares, sole dispositive power with respect to 5,457,650 of such shares and shared dispositive power with respect to 95,556 of such shares; Vanguard Fiduciary Trust Company (“VFTC”) beneficially owns 63,356 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. (“VIA”) beneficially owns 91,400 shares as a result of its serving as investment manager of Australian investment offerings. According to the Schedule 13G, VFTC and VIA are wholly owned subsidiaries of Vanguard. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(17)	Based on information provided in a Schedule 13G/A filed jointly on February 12, 2016 by Waddell & Reed Financial, Inc. (“WDR”), Waddell & Reed Financial Services, Inc. (“WRFSI”), Waddell & Reed, Inc. (“WRI”), Waddell & Reed Investment Management Company (“WRIMCO”) and Ivy Investment Management Company (“IICO”). According to the Schedule 13G, WDR is deemed to have sole voting and sole dispositive power with respect to 3,171,900 shares by virtue of its ownership of IICO, which is deemed to have sole voting and sole dispositive power with respect to 1,971,400 shares, and WRIMCO, which is deemed to have sole voting and sole dispositive power with respect to 1,200,500 shares. WRI and WRFSI are deemed to have sole voting and sole dispositive power with respect to 1,200,500 shares. According to the Schedule 13G, these securities are beneficially owned by one or more open-end investment companies or other managed accounts that are advised or sub-advised by IICO, an investment advisory subsidiary of WDR, or WRIMCO, an investment advisory subsidiary of WRI. WRI is a broker-dealer and underwriting subsidiary of WRFSI, which is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. The address of WDR, WRFSI, WRI, WRIMCO and IICO is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(18)	Based on Information provided in a Schedule 13G filed on February 9, 2016 by Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard REIT”). According to the Schedule 13G, Vanguard REIT beneficially owns 2,798,261 shares and has the sole voting power with respect to all of such shares. The address of Vanguard REIT is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(19)	Based on Information provided in a Schedule 13G filed on February 3, 2016 by Prudential Financial, Inc. (“Prudential”). According to the Schedule 13G, Prudential beneficially owns 2,718,253 shares and has the sole voting power and sole dispositive power with respect to 93,089 of such shares and shared voting power and shared dispositive power with respect to 2,625,164 of such shares. According to the Schedule 13G, Prudential is a parent holding company and the indirect parent of the following subsidiaries, which beneficially own the number of shares set forth after their respective names: Jennison Associates LLC (“Jennison”) — 2,632,976 shares; Prudential Retirement Insurance and Annuity Company (“PRIAC”) — 83,137 shares; and Quantitative Management Associates LLC (“QMA”) — 2,140 shares. Jennison, PRIAC and QMA are indirect subsidiaries of Prudential. The address of Prudential is 751 Broad Street, Newark, New Jersey 07102-3777.
(20)	Based on Information provided in a Schedule 13G filed on February 3, 2016 by Jennison. According to the Schedule 13G, Jennison beneficially owns 2,632,976 shares and has the sole voting power with respect to all of such shares and the shared dispositive power with respect to all of such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients. Prudential Financial, Inc. indirectly owns 100% of the equity interests of Jennison. As a result, Prudential Financial, Inc. may be deemed to be the beneficial owner of the shares of the Company’s stock held by the investment companies, insurance separate accounts and institutional clients that Jennison advises. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s 13G may be included in the shares reported on the Schedule 13G filed by Prudential. The address of Jennison is 466 Lexington Avenue, New York, New York 10017.
(21)	Based on Information provided in a Schedule 13G filed on January 28, 2016 that indicated that BlackRock, Inc. (“BlackRock”) is a parent holding company or control person that beneficially owns 2,279,894 shares and has the sole voting power with respect to 2,200,513 of such shares and the sole dispositive power with respect to all of such shares. The Schedule 13G further indicated that the following subsidiaries of Blackrock acquired the shares reported on the Schedule 13G: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A.,BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.
(22)	Based on Information provided in a Schedule 13G filed jointly on February 12, 2016 by Invesco Ltd. (“Invesco”), Invesco Advisers, Inc. (“IA”), Invesco Canada Ltd. (“IC”), Invesco Trust Company (“ITC”), Invesco Hong Kong Limited “(IHK”), Invesco Asset Management Deutschland GmbH (“IAMD”), Invesco Asset Management Limited (“IAML”), Invesco Asset Management S.A. (“IAMSA”), Invesco Asset Management Osterreich GmbH (“IAMO”), Invesco Management S.A. (“IMSA”), Invesco Taiwan Limited (“ITL”), Invesco Asset Management (Japan) Limited (“Invesco Japan”), Invesco Asset Management Singapore Limited (“Invesco Singapore”), Invesco Global Asset Management Limited (“IGAM”), Invesco PowerShares Capital Management, LLC (“IPCM”), Invesco Investment Advisors, LLC (“Invesco Advisors”) and Invesco Australia Ltd. (“Invesco Australia”). According to the Schedule 13G, Invesco, in its capacity as investment advisor, may be deemed to beneficially owns 2,144,563 shares and has the sole voting power with respect to 1,867,403 of such shares and the sole dispositive power with respect to all of such shares. Invesco is the ultimate parent company of IA, IC, ITC, IHK, IAMD, IAML, IAMSA, IAMO, IMSA, ITL, Invesco Japan, Invesco Singapore, IGAM, IPCM, Invesco Advisors and Invesco Australia. The address of Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner or more than 10% of any class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that the following Forms 4 were filed late:

•	The Form 4 reporting the February 16, 2015 restricted stock grant made to Stanley M. Sword; and
•	The Form 4s reporting the February 27, 2015 grants of stock options and restricted stock made to each of Ms. Goza and Messrs. Williams, Schafer, Bennewitz, Reinhart, Berson and Sword; and
•	The Forms 4 reporting the March 3, 2015 stock option grants made to each non-employee member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Tax Protection Agreement

Upon completion of our initial public offering in October 2013, we entered into a tax protection agreement with Chad L. Williams, our Chairman and Chief Executive Officer, and his affiliates and family members who own OP units pursuant to which we agreed to indemnify them against certain tax liabilities resulting from: (1) the sale, exchange, transfer, conveyance or other disposition of our Atlanta-Metro, Atlanta-Suwanee or Santa Clara data centers in a taxable transaction prior to January 1, 2026, referred to as the protected period; (2) causing or permitting any transaction that results in the disposition by Mr. Williams or his affiliates and family members who own OP units of all or any portion of their interests in the operating partnership in a taxable transaction during the protected period; or (3) our failure prior to the expiration of the protected period to maintain approximately $175 million of indebtedness that would be allocable to Mr. Williams and his affiliates for tax purposes or, alternatively, failing to offer Mr. Williams and his affiliates and family members who own OP units the opportunity to guarantee specific types of the operating partnership’s indebtedness in order to enable them to continue to defer certain tax liabilities.

Partnership Agreement

Concurrently with the completion of our initial public offering in October 2013, we entered into an amended and restated operating partnership agreement with the limited partners in our operating partnership. As of March 9, 2016 (the record date for the Annual Meeting) limited partners in our operating partnership (other than us) owned approximately 14.1% of our operating partnership. Pursuant to the operating partnership agreement, holders of OP units have the right beginning on the date that is the later of (1) November 1, 2014 (which was 12 months from the beginning of the first full calendar month following the completion of our initial public offering) and (2) the date of issuance of the OP units to require our operating partnership to redeem all or part of their OP units for cash equal to the then-current market value of an equal number of shares of our Class A common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at our election, to exchange their OP units for shares of our Class A common stock on a one-for-one basis subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter. Additionally, pursuant to the operating partnership agreement, holders of vested Class O LTIP units and vested Class RS LTIP units may convert their units into a certain number of OP units in accordance with their terms. The limited partners in our operating partnership who held OP units received registration rights with respect to the shares of our Class A common stock that may be issued to them upon the exchange of their OP units, see “— Limited Partners’ Registration Rights Agreement.”

Limited Partners’ Registration Rights Agreement

Upon completion of our initial public offering in October 2013, we entered into a registration rights agreement with the limited partners in our operating partnership, including certain of our directors and executive officers. As required by the registration rights agreement, we filed a registration statement covering the issuance to the limited partners of shares of our Class A common stock upon redemption of their OP units (collectively, the “registrable shares”). The registration statement was declared effective on November 25, 2014.

We also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or the Exchange Act, or to contribute to the expenses incurred or the payments such persons may be required to make in respect thereof. We agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses, all fees of counsel and independent public accountants retained by us and the cost of any liability insurance or other premiums for insurance obtained in connection with any shelf registration statement pursuant to the registration rights agreement. The holder will be responsible for underwriting discounts and commissions, any out-of-pocket expenses (including disbursements of such holder’s counsel, accountants and other advisors) and any transfer taxes related to the sale or disposition of the shares.

General Atlantic and Mr. Williams’ Registration Rights Agreements

General Atlantic and Chad L. Williams, our Chairman and Chief Executive Officer, each is a party to an amended and restated registration rights agreement. Under those registration rights agreements, beginning 180 days after the completion of our initial public offering, General Atlantic and Mr. Williams have demand rights to require us to file a new registration statement and prospectus providing for the sale by such holders of some or all of their shares, provided that (i) unless the holder is registering all of its shares, the shares to be registered in any registration must have an aggregate offering price of at least $5 million, (ii) the holders may make only four such demands, and (iii) we are not required to effect more than two such demands in any 12 month period. The holders may require us to use our reasonable best efforts to cause any such demand registration to be in the form of an underwritten offering. We may satisfy this obligation by causing the requested shares to be included as part of an existing shelf registration statement that we then have on file with (and that has been declared effective by) the SEC. In addition to the foregoing, if we file a registration statement with respect to an offering for our own account or on behalf of a holder of our common stock, each of General Atlantic and Mr. Williams will have the right, subject to certain limitations, to register such number of registrable shares held by it or him as each such holder requests. With respect to underwritten offerings, we will not be required to include any shares of a holder in the offering unless the holder accepts the terms of the offering as agreed between us and the underwriter, and then only in such amount as the underwriter believes will not jeopardize the success of the offering.

The registration rights agreement with Mr. Williams also provides Mr. Williams registration rights similar to those under the limited partner registration rights agreement described above, in that we are required to file a registration statement covering the issuance to Mr. Williams of our Class A common stock upon redemption of his OP units.

We have filed with the SEC a registration statement to satisfy our obligations under these registration rights agreements. The registration statement was declared effective by the SEC on November 25, 2014.

We also agreed in these registration rights agreements to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or the Exchange Act, or to contribute to the expenses incurred or the payments such persons may be required to make in respect thereof. We agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses, all fees of counsel and independent public accountants retained by us and the cost of any liability insurance or other premiums for insurance obtained in connection with any shelf registration statement pursuant to the registration rights agreement. The holder will be responsible for underwriting discounts and commissions, any out-of-pocket expenses (including disbursements of such holder’s counsel, accountants and other advisors) and any transfer taxes related to the sale or disposition of the shares.

Office and Data Center Leases

Our operating partnership leases approximately 27,000 square feet of office space and common area to house the Company’s corporate headquarters and approximately 2,500 square feet of raised floor operating net rentable square feet data center space at the J. Williams Technology Center, which is a 35,000 square foot Class A office and technology building located at 12851 Foster Street in Overland Park, Kansas. The J. Williams Technology Centre is owned by Quality Investment Properties — Williams Centre, an entity that is 81% owned by Chad L. Williams, our Chairman and Chief Executive Officer, and 19% owned by other members of his family. The lease was entered into in January 2009, expires in December 2018 and has one five-year automatic renewal term. We pay monthly rent of approximately $85,000 under the lease, plus our pro rata share of certain repair and maintenance expenses relating to the leased premises. We believe that the terms of this lease are fair and reasonable and reflect the terms we could expect to obtain in an arm’s length transaction for comparable space elsewhere in Overland Park, Kansas.

CDJ Properties, LLC, a company 100% owned by Chad Williams, leases warehouse space from the Company at 8005 Bond Street, Lenexa, Kansas. During 2015, the Company received rent in the amount of $48,820. In addition, CDJ Properties is required to pay for its pro rata share of certain repair and maintenance expenses. We believe that the terms of this lease are fair and reasonable and reflect the terms we could expect to obtain in an arm’s length transaction for comparable space elsewhere in Lenexa, Kansas.

Business with Williams Family Companies

Mr. Williams and his affiliates own various interests in and operate certain non-real estate businesses, including Quality Office Interiors, LLC (“Quality Office”), an office furnishing sales and design company, Quality Auto Group, Inc. (“Quality Auto”), an auto sales and brokerage company, Quality Lease & Finance, L.L.C. (“Quality Lease & Finance”), an equipment leasing company, and Quality Auto Brokers, Inc. (“Quality Auto Brokers”), an auto sales and brokerage company.

From time to time, we have made purchases of office furnishings from Quality Office through individual purchase orders in the ordinary course of business. For each such order, we paid a design fee to Quality Office equal to 15% of the cost of such order, and paid the cost of such order directly to the vendor. We believe that these purchase terms are fair and reasonable and reflect the terms we could expect to obtain in an arm’s length transaction with another vendor. Quality Office is 100% owned by Mr. Williams. In 2015, the total amount paid by us to Quality Office was approximately $118,000.

We also may, from time to time, make purchases from or enter into leasing contracts with Quality Lease & Finance. In addition, before our initial public offering, our predecessor purchased vehicles from Quality Auto and Quality Auto Brokers; however, we have not and do not expect to make any future purchases from these companies. Quality Lease and Finance and Quality Auto are 100% owned by Mr. Williams, and Quality Auto Brokers is 100% owned by James L. Williams, the father of Mr. Williams. In 2015, the total amounts paid to these companies in the aggregate was less than $120,000.

Because we are not a party to any on-going contracts with these companies, and because we may enter into any of these transactions from time to time, the amount and terms of any future transactions between these companies and us are not currently determinable. Any such future transactions would require the approval of our disinterested directors.

Employment Agreements

In 2013, we entered into employment agreements with each of Messrs. Williams, Schafer, Reinhart, Bennewitz and Berson. For a description of the terms of these employment agreements, see “Compensation Discussion and Analysis — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

In 2013, we also entered into an employment agreement with Ms. Goza, pursuant to which we agreed to pay Ms. Goza an annual base salary of $250,000, subject to annual review, with a bonus opportunity equal to 50% of her base salary, which has been increased to 60%, and four weeks’ paid vacation.

In 2015, we entered into an employment agreement with Mr. Sword, pursuant to which we pay, beginning in 2016, Mr. Sword an annual base salary of $300,000 with a bonus opportunity equal to 50% of his base salary and four weeks’ paid vacation. For 2015, in lieu of base pay, participation in the annual cash bonus program and other benefits, we granted Mr. Sword shares of restricted Class A common stock valued at $450,000 in three equal installments on April 1, 2015, July 1, 2015 and January 4, 2016. The shares of restricted stock will vest one year after the date of grant. In addition, on February 16, 2015, we granted Mr. Sword 6,544 shares of restricted Class A common stock with an aggregate value of $250,000 as a signing-bonus. These shares vest over four years, 25% on each anniversary of the grant.

The employment agreements for both Ms. Goza and Mr. Sword provide for a two-year term with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. The agreements further provide that, upon termination of the employment agreements, other than as a result of a termination for “cause” or a resignation without “good reason,” as those terms are defined in each employment agreement, the executive will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his or her then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) one times his or her then current base salary, and (B) one times his or her target bonus for the year of termination;
•	a lump sum cash payment equal to all bonus amounts earned but not yet paid for the year prior to the year of termination;
•	with respect to Ms. Goza, vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;
•	reimbursement of premiums for COBRA continuation coverage; and
•	one year of outplacement services and support.

Ms. Goza’s employment agreement further provides that in the event of termination for death or disability, Ms. Goza will receive full vesting of her equity awards. Moreover, regardless of the reason for any termination of employment, Ms. Goza and Mr. Sword each will be entitled to receive the following upon termination, which is referred to above as “accrued compensation”: (a) the executive’s salary hereunder through the termination date to the extent not theretofore paid; (b) the amount of any accrued but unused vacation pay; (c) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement; and (d) any performance bonus or discretionary bonus that has been earned or declared for a bonus period ending before the termination date but not paid before the termination date.

These employment agreements generally define:

•	“cause” as the executive’s (i) conviction of, or pleading guilty or nolo contendere to, a crime that constitutes a felony or any lesser criminal offense involving dishonesty or moral turpitude, (ii) commission of an act of dishonesty, theft, fraud, or embezzlement, (iii) willful act that has a significant adverse effect on the reputation of the Company, or any of its affiliates, (iv) the substantial failure or refusal to perform the duties of the title specified in his or her employment agreement, or (v) material violation of the material written rules, regulations, procedures, or policies relating to the conduct of employees, directors or officers of the Company; and
•	“good reason” as (i) a material diminution in executive’s authority, duties or responsibilities (including reporting responsibilities), or any significant adverse change in executive’s title; (ii) a material diminution in executive’s base pay, as in effect from time to time; (iii) movement of the executive’s place of employment by more than fifty miles, (iv) the failure of a successor to the assets or business of the Company to assume the obligations of the Company under the agreement.

Charter Aircraft Arrangement

Beginning on June 17, 2015, the Company began chartering an aircraft from Priester Aviation for business purposes and pays a charter fee directly to Priester Aviation for its use. The aircraft is owned by Hawker I, LLC and operated by Quality Group of Companies, LLC, both companies which are 100% owned by Chad L. Williams. Quality Group of Companies hired Priester Aviation, an unaffiliated thirty party aviation service provider, to operate and manage all charter services of the aircraft. During 2015, $317,000 of the amount that the Company paid to Priester Aviation for charter flights was passed through to Quality Group of Companies.

Intellectual Property

In October 2013, in connection with our initial public offering, we entered into a license agreement with Quality Group of Companies, LLC (“QGC”), which is owned by Chad L. Williams, pursuant to which QGC granted us a license to use the trademarked stylized “Q” used in QGC’s logo at no cost. The license agreement will terminate when Mr. Williams ceases to act as our Chief Executive Officer.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors, except for Mr. Sword, that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all reasonable expenses and liabilities actually incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or executive officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for reasonable expenses and liabilities actually incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the company, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our bylaws, our charter, a resolution of the Board or an agreement approved by the Board. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received.

Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•	the court determines that such director or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or
•	the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

Notwithstanding, and without limiting any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification. In addition, with respect to any director, we will be the indemnitor of first resort to the extent that such director simultaneously is entitled to indemnification from General Atlantic with respect to any of the same matters for which we are obligated to provide indemnification pursuant to the applicable indemnification agreement.

In addition to the indemnification agreements, our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former directors or officers who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity.

Review, Approval or Ratification of Transactions with Related Persons

Our Code of Business Conduct and Ethics prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. The Code of Business Conduct and Ethics allows exceptions to this prohibition, but only if a majority of the disinterested directors approve the transaction or the transaction has otherwise been approved pursuant to the Company’s Related Party Transaction Policy. According to the Related Party Transaction Policy and the Audit Committee’s charter, the Audit Committee will review any transaction involving a director or officer that may create a conflict of interest. The Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion.

MISCELLANEOUS

Other Matters to Come Before the 2016 Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2017 Annual Meeting

Any proposal of a stockholder intended to be included in our proxy statement for the 2017 Annual Meeting of stockholders pursuant to SEC Rule 14a-8 must be received by us no later than November 18, 2016 unless the date of our 2017 Annual Meeting is more than 30 days before or after May 4, 2017, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 12851 Foster Street, Overland Park, Kansas 66213.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2017 Annual Meeting must be received no earlier than October 19, 2016 and no later than 5:00 p.m., Eastern Time, on November 18, 2016. However, in the event that the 2017 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2016 Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you if you address your written request to or call QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, Attention: Investor Relations at (678) 835-4443 or ir@qtsdatacenters.com. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2016

This Proxy Statement and our 2015 Annual Report are available on our website at www.qtsdatacenters.com. In addition, our stockholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement and our Annual Report will be furnished to our stockholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible stockholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015 for a reasonable fee.

By Order of the Board of Directors

Shirley E. Goza
Secretary

Overland Park, Kansas
March 18, 2016

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000273818_1 R1.0.1.25 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Chad L. Williams 02 Philip P. Trahanas 03 John W. Barter 04 William O. Grabe 05 Catherine R. Kinney 06 Peter A. Marino 07 Scott D. Miller 08 Stephen E. Westhead Computershare 211 Quality Circle, Suite 210 College Station, TX 77845 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3 To approve, on a non-binding advisory basis, the frequency of the advisory vote on compensation paid to the Company’s named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000273818_2 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com QTS REALTY TRUST, INC. Annual Meeting of Stockholders May 4, 2016 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) William H. Schafer and Shirley E. Goza, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of QTS REALTY TRUST, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, CDT on May 4, 2016, at 12851 Foster Street, Overland Park, Kansas 66213, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side